Exhibit 4.4

BROWN-FORMAN CORPORATION
SAVINGS PLAN

PLAN NO. 006
EIN: 61-0143150

As amended and restated effective January 1, 2016

TABLE OF CONTENTS

Article I GENERAL DEFINITIONS	1
Article II ELIGIBILITY	11
2.1 Conditions of Eligibility	11
2.2 Effective Date of Participation	11
2.3 Determination of Eligibility	12
2.4 Termination of Eligibility	12
2.5 Transferred Employees	12
2.6 Omission of Eligible Employee; Inclusion of Ineligible Employee	13
Article III CONTRIBUTION AND ALLOCATION	13
3.1 Formula for Determining Employer Contribution	13
3.2 Participant’s Salary Reduction Election	14
3.3 Time of Payment of Employer Contribution	17
3.4 Allocation of Contributions and Forfeitures	17
3.5 401(k) and 401(m) Testing Definitions	18
3.6 Actual Deferral Percentage Test	21
3.7 Adjustment to Actual Deferral Percentage Test	24
3.8 Actual Contribution Percentage Test	27
3.9 Adjustment to Actual Contribution Percentage Test	30
3.10 Excess Elective Deferrals	33
3.11 Maximum Annual Additions	34
3.12 Adjustment for Excess Annual Additions	36
3.13 Plan-to-Plan Transfers (other than Rollovers) from Qualified Plans	37
3.14 Rollovers from Other Plans	39
3.15 Qualified Military Service	40
Article IV VALUATION, INVESTMENTS AND ESOP TERMS	41
4.1 Allocation of Earnings	41
4.2 Valuation of the Trust Fund	41
4.3 Method of Valuation	42
4.4 Participant Directed Investments	42
4.5 Loans to Participants	44
4.6 ESOP Portion of Plan	45
4.7 Special ESOP Accounting	46
4.8 ESOP Dividend Account and Participant Elections	46
4.9 Voting of Company Stock	46
4.10 Put Option for Non-Traded Employer Securities	47
Article V ADMINISTRATION	48
5.1 Powers and Responsibilities of the Employer	48
5.2 Designation of Administrative Authority	49
5.3 Allocation and Delegation of Responsibilities	49
5.4 Powers and Duties of the Administrator	49
5.5 Records and Reports	51
5.6 Appointment of Advisers	51
5.7 Information from Employer	51
5.8 Payment of Expenses	51
5.9 Majority Actions	52
5.10 Claims Procedure	52
5.11 Claims Review Procedure	52
1

Article VI DETERMINATION AND DISTRIBUTION OF BENEFITS	52
6.1 Determination of Benefits Upon Retirement	52
6.2 Determination of Benefits Upon Death	53
6.3 Disability Retirement Benefits	54
6.4 Determination of Benefits Upon Termination; Vesting	55
6.5 Distribution of Benefits	61
6.6 Required Distribution of Benefits Upon Death	62
6.7 Required Time of Distribution	63
6.8 Required Minimum Distributions	63
6.9 Distribution for Minor or Incompetent Individual	68
6.10 Location of Participant or Beneficiary unknown	69
6.11 In-Service Withdrawals for Hardship	69
6.12 Other In-Service Withdrawals	71
6.13 Qualified Domestic Relations Order Distribution	71
6.14 Direct Rollover	71
6.15 Transfer of Assets from a Money Purchase Plan	73
6.16 Corrective Distributions	73
Article VII AMENDMENT, TERMINATION, MERGERS	73
7.1 Amendment	73
7.2 Termination	74
7.3 Merger, Consolidation or Transfer of Assets	75
Article VIII TOP-HEAVY	75
8.1 Top-Heavy Plan Requirements	75
8.2 Determination of Top-Heavy Status	76
Article IX MISCELLANEOUS	79
9.1 Participant’s Rights	79
9.2 Alienation of Benefits	79
9.3 Construction and Interpretation of Plan	80
9.4 Gender and Number	80
9.5 Legal Action	80
9.6 Prohibition Against Diversion of Funds	80
9.7 Receipt and Release for Payments	81
9.8 Action by the Employer	81
9.9 Named Fiduciaries and Allocation of Responsibility	81
9.10 Headings	82
9.11 Approval by Internal Revenue Service	82
9.12 Electronic Media	82
9.13 Plan Correction	82
9.14 Uniformity	83
Article X PARTICIPATING EMPLOYERS	83
10.1 Adoption by Other Employers	83
10.2 Requirements of Participating Employers	83
10.3 Designation of Agent	83
10.4 Employee Transfers	83
10.5 Participating Employer Contribution and Forfeitures	84
10.6 Delegated Authority to Amend	84
10.7 Discontinuance of Participation	84
10.8 Administrator’s Authority	84
2

BROWN-FORMAN CORPORATION
SAVINGS PLAN

This amended and restated Plan is hereby adopted effective January 1, 2016 by Brown-Forman Corporation (the “Employer”).
W I T N E S S E T H:
WHEREAS, the Employer heretofore established a Profit Sharing Plan effective July 1, 1983, known as Brown-Forman Corporation Savings Plan (herein referred to as the “Plan”) in recognition of the contribution made to its successful operation by its Employees and for the exclusive benefit of its Eligible Employees; and
WHEREAS, the Employer revised the Plan effective July 1, 1988, and amended and restated the Plan effective January 1, 1989, January 1, 1997, January 1, 2011; and
WHEREAS, effective September 1, 2010, the Employer established an Employee Stock Ownership Plan, as defined in Code §4975(e)(7), as a component of the Plan; and
WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;
NOW, THEREFORE, effective January 1, 2016, except as otherwise provided herein, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan in its entirety and restates the Plan to provide as follows:
ARTICLE I
GENERAL DEFINITIONS

1.1    “Account” means any separate notational account established and maintained by the Administrator for each Participant under the Plan. The term “Participant’s Account” or “Participant’s Account Balance” generally means the sum of all Accounts being maintained for the Participant, which represents the Participant’s total interest in the Plan. To the extent applicable, a Participant may have any (or all) of the following notational Accounts:
a.The Elective Deferral Account that shall consist of the following sub-Accounts: (i) the Pre-Tax Elective Deferral Account, (ii) the Roth Elective Deferral Account and if applicable (ii) Pre-Tax or Roth Catch-up accounts; unless specifically stated otherwise, any reference to a Participant’s Elective Deferral Account will refer to all of these sub-Accounts;
b.the Matching Contribution Account;
c.the Rollover Account;
d.Company Stock Account;
e.ESOP Dividend Account; and
f.If applicable, a Company Retirement (“CORE”) Account, a Nonelective Contribution Account, Qualified Matching Contribution Account, Qualified Nonelective Contribution Account, a Transfer Account or any other account, including an overlapping account or sub-account, necessary for the administration of the Plan.

1.2    “Administrator” means the person or entity designated by the Employer pursuant to Section 5.2 to administer the Plan on behalf of the Employer, The Employer has designated the Brown-Forman Corporation Employee Benefits Committee as the Administrator. “Administrator” also includes any Qualified Termination Administrator (QTA) that has assumed the responsibilities of the Administrator in accordance with guidelines set forth by the Department of Labor.
1.3    “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code §414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code §414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code §414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code §414(o).
1.4    “Anniversary Date” means the last day of the Plan Year.
1.5    “Annual Additions” means, for purposes of applying the limitations of Code §415, the sum credited to a Participant’s Accounts for any Limitation Year of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated to an individual medical account, as defined in Code §415(1)(2) which is part of a pension or annuity plan maintained by the Employer, (5) amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code §419A(d)(3)) under a welfare benefit plan (as defined in Code §419(e)) maintained by the Employer and (6) allocations under a simplified employee pension plan.
Annual Additions do not include the transfers of funds from one plan to another. In addition, the following are not Annual Additions for the purposes of this definition: (1) rollover contributions as defined in Code §§401(a)(31), 402(e), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16); (2) repayments of loans made to a Participant from the Plan; (3) repayment of distributions received by an Employee pursuant to Code §411(a)(7)(B) (cash-outs); (4) repayment of distributions received by an Employee pursuant to Code §411(a)(3)(D) (mandatory contributions); (5) Catch-Up Contributions and (6) employee contributions to a simplified employee pension excludable from gross income under Code §408(k)(6).
Annual additions for purposes of Code §415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is a reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.
1.6    “Beneficiary” means the person (or entity) to whom the share of a deceased Participant’s interest in the Plan is payable, as designated in accordance with Section 6.2(e), Section 6.8 contains a definition of “designated Beneficiary” for purposes of the minimum distributions required by that Section.

1.7    “Catch-Up Contribution” means Elective Deferrals made to the Plan by a Catch-Up Eligible Participant during any taxable year of such Participant that are in excess of:

a.a statutory dollar limit on Elective Deferrals or Annual Additions as provided in Code §§401(a)(30), 402(h), 403(b), 408, 415(c), or 457(6)(2) (without regard to Code §457(b)(3)), as applicable;
b.a Plan limit on Elective Deferrals which is not a limit provided in (a) above; or,
c.the limit imposed by the ADP Test under Code §401(k)(3), in which Excess Contributions would otherwise be distributed pursuant to Section 3.7(b) to a Highly Compensated Employee who is a Catch-Up Eligible Participant.
Catch-Up Contributions for a Participant for a Participant’s taxable year may not exceed the dollar limit on Catch-Up Contributions under Code §414(v)(2)(B)(i) for the Participant’s taxable year. The dollar limit on Catch-Up Contributions under 414(v)(2)(B)(i) is $6,000 for taxable years beginning in 2015, and will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code §414(v)(2)(C) thereafter.
1.8    “Catch-Up Eligible Participant” means a Participant who:
a.is eligible to defer Compensation pursuant to Section 3.2; and,
b.will attain age 50 or over by the end of the Participant’s taxable year.
1.9    “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.
1.10    “Compensation” means, with respect to any Participant and except as otherwise provided herein, such Participant’s total earnings which are subject to withholding for federal income tax purposes paid to the Employee by the Employer during the Plan Year immediately prior to the Fiscal Year to which the Employer contribution relates. Amounts contributed by the Employer under the Plan and any nontaxable fringe benefits shall not be considered Compensation.
For purposes of this Section, the determination of Compensation shall be made by:
a.excluding (even if includable in gross income) reimbursements or other expense allowances, the imputed value of life insurance, moving expenses, and similar fringe benefits;
b.excluding long term bonuses and special bonuses;
c.including short term incentive bonuses and annual holiday bonuses (unless paid after severance and excluded per subparagraph (d) below);
d.including Compensation paid after severance only if includable in 415 Compensation as provided in Section 1.11(b) and only if also paid no later than the pay date of the pay period in which severance occurs;
e.including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code §§125, 132(0(4), 402(e)(3), 402(10(1)(B), 403(b) or 457(b), and employee contributions described in Code §414(h)(2) that are treated as Employer contributions;
f.excluding amounts which are contributed as salary deferral contributions to the Brown-Forman Nonqualified Savings Plan;
g.excluding any payments made under a nonqualified deferred compensation plan; and
h.excluding cost of living differential adjustments.

Compensation in excess of $265,000 (for 2015, or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of compensation to which salary deferral elections may be applied pursuant to Section 3.2. Such amount shall be adjusted for increases in the cost-of-living in accordance with Code §401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any “determination period” of less than twelve (12) months, the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the “determination period” begins multiplied by the ratio obtained by dividing the number of full months in the short “determination period” by twelve (12). A “determination period” is not less than twelve (12) months solely because a Participant’s Compensation does not include Compensation paid during a “determination period” while the Participant was not a Participant in the Plan (or a component of the Plan).
If any Employees are excluded from the Plan (or from any component of the Plan), then Compensation for any such Employees who become eligible or cease to be eligible to participate in the Plan (or in the component of the Plan) during a Plan Year shall only include Compensation while such Employees are Eligible Employees of the Plan (or of such component of the Plan).
If, in connection with the adoption of any amendment, the definition of Compensation has been modified, then, except as otherwise provided herein, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the terms of the Plan then in effect.
1.11    “415 Compensation” with respect to any Participant means such Participant’s earned income, wages, salaries, fees for professional services and other amounts for personal services rendered in the course of employment with the Employer (including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips and bonuses) paid during the Limitation Year.
Notwithstanding the above, the determination of 415 Compensation shall be made by:
a.including any Elective Deferrals, and any amount which is contributed by the Employer at the election of the Participant pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant by reason of Code §125, §132(f)(4), §402(e)(3), §402(1)(1)(B), §403(b) or §457(b), and employee contributions described in Code §414(h)(2) that are treated as Employer contributions;
b.including payments made within 2½ months after severance from employment (within the meaning of Code §401(k)(2)(B)(i)(1)) or, if later, by the end of the Limitation Year that includes the date of such severance from employment only if (i) they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and (ii) are either (A) regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses), or other similar compensation, and (B) payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued, and (C) payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code §414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service. Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within the later of 2½ months following severance from employment or the end of the Limitation Year that includes such severance from employment.

c.excluding Employer contributions to a plan of deferred compensation (other than salary deferrals) which are not includible in the Participant’s gross income in the year contributed;
d.excluding any distributions from a plan of deferred compensation (except from an unfunded nonqualified plan when includible in gross income);
e.excluding Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee;
f.excluding amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferrable or is no longer subject to a substantial risk of forfeiture;
g.excluding amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and,
h.excluding other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code §403(b) (whether or not the amounts are actually excludible from the employee’s gross income).
415 Compensation for a Limitation Year shall not include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates.
1.12    “Company Retirement “CORE” Account” means the separate account established and maintained by the Administrator for such Participant who is an Employee of B-F Travel, to which shall be credited the CORE Contributions provided under Section 3.1(d), and the share of net gains or losses attributable to such contributions.
1.13    “Company Stock” and “Company Stock Account.” Company Stock shall mean shares of Brown-Forman Class B common stock. Company Stock Account shall mean the separate account established and maintained by the Administrator for each Participant in the ESOP component of the Plan which is credited with shares of Company Stock purchased and paid for by the Trust at the direction of the Participant or his beneficiary, as applicable. Separate subaccounts shall be maintained for Participant’s direction of investment of Matching Contributions, Nonelective Contributions, CORE Contributions, Elective Deferral Contributions, ESOP Dividends, or Rollover Contributions to the ESOP.
1.14    “Custodian” means a person or entity that has custody of all or any portion of the Plan assets.

1.15    “Designated Investment Alternative” means a specific investment identified by name by the Employer (or such other Fiduciary who has been given the authority to select investment options) as an available investment under the Plan to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.
1.16    “Directed Account” means that portion of a Participant’s interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedures.
1.17    “Directed Investment Option” means a Designated Investment Alternative and any other investment permitted by the Plan and the Participant Direction Procedures to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.
1.18    “Elective Deferral” means any Employer contributions made to the Plan at the election of the Participant in lieu of cash Compensation pursuant to Section 3.2, including Pre-Tax Elective Deferrals and Roth Elective Deferrals. With respect to any taxable year, a Participant’s Elective Deferrals is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code §401(k), any salary reduction simplified employee pension described in Code §408(k)(6), any SIMPLE IRA plan described in Code §408(p) and any plan described under Code §501(e)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code §403(b) pursuant to a salary reduction agreement. For purposes of the dollar limitation in Section 3.2(f), Elective Deferrals shall not include any deferrals distributed as excess Annual Additions.
1.19    “Elective Deferral Account” means the separate account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from Elective Deferrals. Amounts in the Elective Deferral Account are nonforfeitable when made and are subject to the distribution restrictions of Section 3.2(d).
1.20    “Eligible Employee” means, except as provided below, and except as provided in any other particular provision for the limited purposes of that provision (e.g., ADP test), salaried and non-union hourly Employees of Brown-Forman Corporation and its domestic subsidiaries. Eligible Employee shall include any Leased Employee. However, the following Employees shall not be eligible to participate in this Plan:
a.An individual shall not be an Eligible Employee if such individual is not reported on the payroll records of the Employer as a common law employee, including persons who are “leased employees” within the meaning of Code §§414(n)(2) and 414(o)(2). In particular, it is expressly intended that individuals not treated as common law employees by the Employer on its payroll records and out-sourced workers, are neither Employees nor Eligible Employees, and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.
b.Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code §7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for coverage in this Plan.
c.Any employee employed outside of the United States, or any international employee working within the United States, unless the Plan Administrator approves the participation of an employee at such location under the Employer’s Uniform Rules for International Employee Participation in Qualified Benefit Plans, as amended from time to time, said Uniform Rules being incorporated herein by reference.

d.Employees of a business entity acquired by the Employer or its Affiliated Employers on or after July 25, 1985, unless specifically approved by the Employee Benefits Committee of Brown-Forman Corporation.
e.Employees who are employed by B-F Korea, LLC, Brown-Forman Arrow Continental Europe, LLC, Brown-Forman Italy, Inc., and Washington Investments, LLC.
1.21    “Employee” means any common law employee, Leased Employee or other person to the extent that the Code treats such an individual as an employee of the Employer for purposes of the Plan, such as (for certain purposes) any person who is employed by an Affiliated Employer.
1.22    “Employer” means Brown-Forman Corporation and any successor which shall maintain this Plan and any predecessor which has maintained this Plan, The Employer is a corporation, with principal offices in the Commonwealth of Kentucky. In addition, where appropriate, the term Employer shall include any Affiliated Employer which elects to become a party to the Plan, with the approval of the Brown-Forman Corporation Employee Benefits Committee.
Notwithstanding any other provisions of this Section, any business entity (including but not limited to new entrepreneurial ventures, new divisions, or Affiliated Employers) created or acquired by the Employer or its Affiliated Employers that was not participating in the Plan on January 1, 1990, may adopt this Plan for its employees and become an adopting Employer only after the Employee Benefits Committee of Brown-Forman Corporation approves its participation and the conditions set out in Section 10.1 are met. Until the requirements of the preceding sentence are satisfied, none of such entity’s employees are eligible to participate in this Plan.
Jack Daniel’s Properties, Inc., Southern Comfort Properties, Inc., Jekel Vineyards (only until April 15, 2011), Fetzer Vineyards (only until April 15, 2011), and Sonoma-Cutrer Vineyards have adopted this Plan for the benefit of certain employees. Effective February 23, 2012, Magnolia Investments, Inc. adopted this Plan for the benefit of its eligible employees.
1.23    “ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
1.24    “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.
1.25    “Fiscal Year” means the Employer’s accounting year of 12 months commencing on May 1 of each year and ending the following April 30,
1.26    “Forfeiture” means that portion of a Participant’s Account that is not Vested, and which becomes a Forfeiture at the earlier of:
a.the distribution of the entire Vested portion of the Participant’s Account of a Participant who has severed employment with the Employer. For purposes of this provision, if the Participant has a Vested benefit of zero (determined without regard to the Participant’s Rollover Account), then such Participant shall be deemed to have received a distribution of such Vested benefit as of the date on which the severance of employment occurs, or

b.the last day of the Plan Year in which a Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service. In addition, the term “Forfeiture” shall also include amounts deemed to be Forfeitures pursuant to any other provisions of this Plan. Regardless of the preceding provisions, if a Participant is eligible to share in the allocation of Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the subsequent Plan Year.
For purposes of this Plan, any Forfeiture will be disposed of in the Plan Year in which the Forfeiture arises.
1.27    “Former Employee” means an Employee who had a severance from employment with the Employer or an Affiliated Employer.

1.28    “Highly Compensated Employee” means an Employee of the Employer or an Affiliated Employer as described in Code §414(q) and the Regulations thereunder, and generally means any Employee who:
a.was a “five percent owner” as defined in Section 8.2 at any time during the “determination year” or the “look-back year”; or
b.for the “look-back year” had 415 Compensation from the Employer in excess of $120,000 (for 2014 and 2015) (as such amount may be adjusted from time to time by the Secretary of the Treasury under Code §414(q)).
The “determination year” means the Plan Year for which testing is being performed, and the “look-back year” means the immediately preceding twelve (12) month period.
1.29    “Highly Compensated Participant” means, for a particular Plan Year, a Participant who meets the definition of a Highly Compensated Employee in effect for that Plan Year.
1.30    “Investment Manager” means any Fiduciary described in ERISA Section 3(38).
1.31    “Late Retirement Date” means a Participant’s actual Retirement Date after having reached Normal Retirement Date.
1.32    “Limitation Year” means the Plan Year. However, the Employer may elect a different Limitation Year by amending the Plan. All qualified plans maintained by the Employer must use the same Limitation Year, Furthermore, unless there is a change to a new Limitation Year, the Limitation Year will be a twelve (12) consecutive month period, in the case of an initial Limitation Year, the Limitation Year will be the twelve (12) consecutive month period ending on the last day of the initial Plan Year. If the Limitation Year is amended to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made. If the Plan is terminated effective as of a date other than the last day of the Plan’s limitation year, then the Plan is treated as if the Plan had been amended to change its Limitation Year.
1.33    “Matching Contribution” means any Employer contribution (including a contribution made at the Employer’s discretion) to the Plan on account of a Participant’s Elective Deferrals.

1.34    “Matching Contribution Account” means the separate account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from Matching Contributions. However, if Matching Contributions are Qualified Matching Contributions, then such Qualified Matching Contributions shall be allocated to the Qualified Matching Contribution Account.
1.35    “Nonelective Contribution” means any Employer contribution (including a contribution made at the Employer’s discretion) to the Plan, other than a Participant’s Elective Deferrals, Matching Contributions, CORE Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions.
1.36    “Nonelective Contribution Account” means the separate account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from Nonelective Contributions and the amounts transferred as of January 1, 1997 from the Participant’s former Flexible Benefit Account.
1.37    “Nonhighly Compensated Employee/Participant” means any Employee who is not a Highly Compensated Employee. However, for purposes of Section 3.6(a) and Section 3.8(a), if the prior year testing method is used, a Nonhighly Compensated Employee shall be determined using the definition of

Highly Compensated Employee in effect for the preceding Plan Year. A Nonhighly Compensated Participant is a Participant who is not a Highly Compensated Employee.
A Participant is a Nonhighly Compensated Participant for a particular Plan Year if such Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.
1.38    “Normal Retirement Age” means the Participant’s 65 birthday. A Participant shall become fully Vested in the Participant’s Account upon attaining Normal Retirement Age (if the Participant is still employed by the Employer on or after that date).
1.39    “Normal Retirement Date” means the date a Participant attains Normal Retirement Age.
1.40    “Participant” means any Employee or Former Employee who has satisfied the requirements of Sections 2.1 and 2.2 and entered the Plan and is eligible to accrue benefits under the Plan. In addition, the term “Participant” also includes any individual who was a Participant (as defined in the preceding sentence) and who must continue to be taken into account under a particular provision of the Plan (e.g., because the Participant has an Account Balance in the Plan).
1.41    “Participant Direction Procedures” means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.4 and observed by the Administrator and applied and provided to Participants who have Participant Directed Accounts.
1.42    “Participating Employer” means an Employer who adopts the Plan pursuant to Section 10.1.
1.43    “Plan” means this instrument, including all amendments thereto.
1.44    “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.
1.45    “Pre-Tax Elective Deferral Account” means the portion of a Participant’s Elective Deferral Account that is attributable to Pre-Tax Elective Deferrals.

1.46    “Pre-Tax Elective Deferrals” the Participant’s Elective Deferrals that are not includible in the Participant’s gross income at the time deferred.
1.47    “Qualified Matching Contribution” means any Employer contribution (including a contribution made at the Employer’s discretion) to the Plan on account of a Participant’s Elective Deferrals that are designated as such pursuant to Sections 3.7 and 3.9.
1.48    “Qualified Matching Contribution Account” means the separate account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from Qualified Matching Contributions. Amounts in the Qualified Matching Contribution Account are nonforfeitable when made and are subject to the distribution restrictions of Section 3.2(d).
1.49    “Qualified Nonelective Contribution” means any Employer contributions to the Plan that are designated as such pursuant to Sections 3.1(c), 3.7 and 3.9 or any other provision of the Plan. Qualified Nonelective Contributions may be used to satisfy the ADP Test or the ACP Test. All such contributions shall be allocated to the Qualified Nonelective Contribution Account, and shall be fully vested and subject to the restrictions on distributions from that Account.
1.50    “Qualified Nonelective Contribution Account” means the separate account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from Qualified Nonelective Contributions. Amounts in the Qualified Nonelective

Contribution Account are nonforfeitable when made and are subject to the distribution restrictions of Section 3.2(d).
1.51    “Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.
1.52    “Retirement Date” means the date as of which a Participant retires whether such retirement occurs on a Participant’s Normal Retirement Date or Late Retirement Date.
1.53    “Rollover Account” means the separate account established and maintained by the Administrator for each Participant with respect to such Participant’s interest in the Plan resulting from amounts that are rolled over from another plan or Individual Retirement Account in accordance with Section 3.14. Amounts in the Rollover Account are nonforfeitable when made.
1.54    “Roth Elective Deferral Account” means the separate account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from Roth Elective Deferrals. Amounts in the Roth Elective Deferral Account are nonforfeitable when made and are subject to the distribution restrictions of Section 3.2(d).
1.55    “Roth Elective Deferrals” means a Participant’s Elective Deferrals that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election.
1.56    “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Disability or retirement.
1.57    “Total Vested Benefit” means the total Participant’s Vested Account balances derived from Employer and Employee contributions, including rollover contributions, whether Vested before or upon death.

1.58    “Transfer Account” means the separate account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer in accordance with Section 3.13. To the extent that the Plan is a direct or indirect transferee of a defined benefit or defined contribution pension plan, then the funds transferred to this Plan from such other plan shall be treated as funds that are subject to a life annuity form of payment as well as the survivor annuity requirements of Code §§401(a)(11) and 417 (and are part of the Participant’s Pre-Retirement Survivor Annuity Account). The preceding sentence does not apply to amounts rolled over into a Participant’s Rollover Account, even if from a pension plan.
1.59    “Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors, effective upon the written acceptance of such person or entity to serve as Trustee.
1.60    “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.
1.61    “Valuation Date” means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participants’ Accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, is open for business. Nothing in this Plan requires or implies a uniform Valuation Date for all Accounts; thus certain valuation provisions that apply to an Account that is not valued on each business day will have no application, in operation, to an Account that is valued on each business day.

1.62    “Vested” means the nonforfeitable portion of any Account maintained on behalf of a Participant.
ARTICLE II
ELIGIBILITY

2.1    CONDITIONS OF ELIGIBILITY
Any Eligible Employee shall be eligible to participate hereunder on the date of such Employee’s employment with the Employer.
2.2    EFFECTIVE DATE OF PARTICIPATION
a.Effective date of participation. An Eligible Employee shall become a Participant effective as of the date on which such Employee satisfies the eligibility requirements of Section 2.1.
b.Recognition of other employer service. If an Employee satisfies the eligibility conditions by reason of recognition of service with an entity that is an Affiliated Employer but such Affiliated Employer is not a participating employer in this Plan, then such Employee shall become a Participant as of the day that the Affiliated Employer adopts this Plan in accordance with Article X hereof, or, if later, the date the Employee would have otherwise entered the Plan based on that Employee’s service with an Employer.
c.Ineligible to eligible classification. If an Employee who does not meet the definition of Eligible Employee transfers from a classification of an ineligible Employee to an Eligible Employee, such Employee shall become a Participant in the Plan on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

d.Eligible to ineligible classification. If an Employee transfers from a classification of an Eligible Employee to an ineligible class of Employees, such Employee shall cease participation in contributions upon such transfer but shall not be considered to have terminated service and be eligible for a distribution so long as such person remains an Employee, and shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.
2.3    DETERMINATION OF ELIGIBILITY
The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be subject to review pursuant to Section 5.11, and, once so determined, shall be conclusive and binding upon all persons.
2.4    TERMINATION OF ELIGIBILITY
In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee with respect to the Plan, such Participant shall (i) cease participation in contributions upon such transfer (ii) shall not be considered to have terminated service and be eligible for a distribution so long as such person remains an Employee, (iii) shall continue to Vest in the Plan for Years of Service (as defined in Section 6.4) completed while an ineligible Employee, until such time as the Participant’s Account is forfeited or distributed pursuant to the terms of the Plan, and (iv) the Participant’s interest in the Plan shall continue to share in the earnings of the Trust Fund.

2.5    TRANSFERRED EMPLOYEES
An Employee transferred to the Employer who becomes a Participant in this Plan is credited with service for eligibility and vesting purposes for the Participant’s Years of Service with the Employer and nonparticipating Affiliated Employers. Such Employee is credited with service for contribution purposes only for Years of Service with the Employer. A transferred Employee is permitted to make Elective Deferral Contributions to this Plan only while participating in accordance with Section 2.1. This section, however, is subject to and limited by the provisions of Sections 1.21 (defining “Employer”) and 10.1.
If a Participant entitled to receive benefits under this Plan shall become an inactive Participant in this Plan and shall become an active Participant in another defined contribution plan maintained by the Employer or any Affiliated Employer due to a transfer in employment, the account of said inactive Participant in this Plan shall be transferred to the defined contribution plan maintained by the Employer or any Affiliated Employer in which the said Participant has become an active Participant by reason of the transfer of employment; provided, however, that if a Participant shall become an inactive Participant in this Plan and shall become an active Participant in a collectively bargained defined contribution plan maintained by the Employer or any Affiliated Employer due to a transfer in employment, the account of said inactive Participant shall not be transferred to the collectively bargained plan.
2.6    OMISSION OF ELIGIBLE EMPLOYEE; INCLUSION OF INELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, or any person who should not have been included as a Participant in the Plan is erroneously included, then the Employer shall apply the principles described by, and take corrective actions consistent with, the IRS Employee Plans Compliance Resolution System.
ARTICLE III
CONTRIBUTION AND ALLOCATION

3.1    FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION
For each Plan Year, the Employer shall contribute to the Plan:
a.Salary reductions. The amount that all Participants’ Compensation was reduced pursuant to Section 3.2(a), which amount shall be Elective Deferrals.
b.Matching Contributions. On behalf of each Participant who is eligible to share in Matching Contributions for the Plan Year, a Matching Contribution equal to 100% of each such Participant’s Elective Deferrals.
Except, however, in applying the matching percentage specified above, only salary reductions up to 5% of Compensation may be considered.
Matching Contributions shall be determined and any Compensation or dollar limitations used in determining such Matching Contributions shall be based on payroll periods; provided, however, that the contribution may be adjusted for any true-up as of the close of a Plan Year for active Participants on such date, as contemplated in part (b)(2) of Section 3.4.
Catch-Up Contributions shall not be subject to the Matching Contribution.
c.Qualified Nonelective Contribution. On behalf of each Participant who is eligible to share in the Qualified Nonelective Contribution for the Plan Year, a discretionary

Qualified Nonelective Contribution equal to a uniform percentage of each eligible individual’s Compensation. Such Qualified Nonelective Contribution shall be allocated to the Qualified Nonelective Contribution Account.
d.Nonelective Contributions. The Employer formerly made Company Retirement (CORE) Contributions and Employer Nonelective Contributions on behalf of certain employees. These contributions ceased as of January 1, 1995 and January 1, 2002, respectively.
e.Top-heavy contribution. Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top-heavy minimum contribution if required by Article VIII, even if it exceeds the amount that would be deductible under Code §404.
f.Form of contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.
3.2    PARTICIPANT'S SALARY REDUCTION ELECTION
a.Deferral elections.
1.Generally. Each Participant may elect to defer a portion of Compensation which would have been received in the Plan Year (except for the deferral election) by up to the maximum amount which will not cause the Plan to violate the provisions of Sections 3.6(a) and 3.8 (and which will allow the Employer to make the necessary withholding deductions), A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code §§125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and employee contributions described in Code §414(h)(2) that are treated as Employer contributions. Notwithstanding anything in this Plan to the contrary, the Employer may impose a minimum elective deferral percentage of 1% as an administrative procedure applied on a uniform and consistent basis to all Participants.
For purposes of this Section, the annual dollar limitation of Code §401(a)(17) ($265,000 in 2015, to be adjusted in later years) shall not apply except that the Administrator may elect to apply such limit as part of the deferral election procedures established hereunder.
2.Roth Elective Deferrals. A Participant may elect to have all or a portion of the Participant’s Elective Deferrals to be Roth Elective Deferrals when contributed to the Plan. These Roth Elective Deferrals are includible in the Participant’s gross income at the time deferred and must be irrevocably designated as Roth Elective Deferrals by the Participant in the Deferral Election Agreement. Absent a Participant’s affirmative election to have any portion of an Elective Deferral be considered a Roth Elective Deferral, Elective Deferrals shall be treated as Pre-Tax Elective Deferrals.
The amount that is deferred by a Participant shall be subject to the limitations of this Section, shall be an Elective Deferral, and shall be held for such Participant in the Elective Deferral Account.

3.Automatic deferral election procedures. Effective March 1, 2008, in the event a Participant has not completed a salary deferral election as of that date, or is hired on or after that date (or rehired after January 1, 2014), and fails to complete a salary deferral election either affirmatively indicating his desire not to make such deferrals or the percentage of Compensation to be deferred, such Participant will be deemed to have made a pre-tax deferral election equal to 5% of Compensation per payroll period beginning on or about the first pay date that falls 30 days after hire. Notwithstanding the foregoing, for those employees who became Participants of this Plan upon the merger of the Brown-Forman Winery Operations Savings Plan into this Plan and who had a 3% automatic deferral election in place, such 3% automatic deferral election shall remain in place in this Plan until affirmatively changed by the said Participants.
The amount that is deferred by a Participant shall be subject to the limitations of this Section, shall be an Elective Deferral, and shall be held for such Participant in the Elective Deferral Account.

b.Catch-Up Contributions. Notwithstanding anything in the Plan to the contrary, each Catch-Up Eligible Participant shall be eligible to make Catch-Up Contributions during the Participant’s taxable year in accordance with, and subject to the limitations of, Code §414(v) to the extent other plan or legal limits prevent additional Elective Deferrals from being made. Such Catch-Up Contributions are not subject to the limits on Annual Additions under Code §415(c), are not counted in the ADP Test, and are not taken into account under the limit on Elective Deferrals under Code §402(g). Catch-Up Contributions may be a dollar amount or a percentage of Compensation for each payroll period, not to exceed the applicable dollar limit under Code §414(v), pursuant to procedures established by the Administrator. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code §401(k)(3), 416 or 410(b), as applicable, by reason of the making of such Catch-Up Contributions; provided, however, that amounts designated by a Participant as a “Catch-Up Contribution” will only be so treated for Plan purposes if they are within the definition in Section 1.7 of this Plan (i.e., are truly in excess of a Plan or Code limits).
c.Full vesting. Each Participant’s Elective Deferral Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.
d.Distribution restrictions. Notwithstanding anything in the Plan to the contrary, amounts (including any offset of loans) held in the Participant’s Elective Deferral Account may not be distributed except as authorized by other provisions of this Plan, but in no event may such amounts be distributed earlier than:
1.a Participant’s death, disability or other severance of employment;
2.a Participant’s attainment of age 59½;
3.the termination of the Plan without the existence at the time of Plan termination of an alternative defined contribution plan or the establishment of an alternative defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For purposes of determining whether the Employer maintains an alternative defined contribution plan (described in Regulation §1.401(k)-1(d)(4)(i)) that would prevent the Employer from distributing elective deferrals (and other amounts, such as QNECs, that are subject to the distribution restrictions that apply to elective deferrals) from a terminating 401(k) plan, an alternative defined contribution plan does not include an employee stock ownership plan defined in Code §§4975(e)(7) or 409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that satisfies the requirements of Code §403(b), or a plan that is described in Code §§457(b) or (f). Furthermore, if at all times during the 24-month period beginning 12 months before the date of the Plan’s termination, fewer than 2% of the Participants in the Plan as of the date of Plan termination are eligible under the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan. Distributions from the terminating Plan may only be made in lump sum distributions, pursuant to and defined in Regulation §1.401(k)-1(d)(4)(ii);
4.the proven financial hardship of a Participant, subject to the limitations of Section 6.11.

e.Suspension due to hardship. In the event a Participant has received a hardship distribution from this Plan or any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Elective Deferrals contributed to the Plan for a period of six months following the receipt of the distribution.
f.Deferrals limited to Code §402(g) dollar limit. A Participant’s Elective Deferrals made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan during any calendar year shall not exceed the dollar limitation contained in Code §402(g) in effect for the Participant’s taxable year beginning in such calendar year. In the case of a participant aged 50 and over by the end of the taxable year, the “dollar limitation” described in the preceding sentence shall be adjusted to include the amount of Elective Deferrals that may be treated as Catch-Up Contributions. The “dollar limitation” contained in Code §402(g) is $18,000 for taxable years beginning in 2015.
g.No conditions to receive Elective Deferrals. Notwithstanding anything herein to the contrary, Participants who terminate employment for any reason during the Plan Year shall be credited with Elective Deferrals made for the year of termination without regard to the Hours of Service credited.
h.Procedures to implement deferral elections. The Employer and the Administrator may adopt a procedure to implement the salary reduction elections provided for herein. If such procedure is adopted, then the procedure shall include (and shall not be limited to) the following:
1.A Participant may make an initial salary deferral election, or an election to receive cash in lieu of a salary deferral election or may make an affirmative election not to make salary deferrals. Otherwise, the Employee will be enrolled under the automatic deferral features described in Section 3.2(a)(3) above. If the Participant fails to make an initial salary deferral election, or an election to receive cash in lieu of a salary deferral election, if the automatic deferral election applies, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator (or as soon thereafter as practical), shall not have retroactive effect and shall remain in force until revoked.

2.A Participant may modify a prior salary deferral election at any time during the Plan Year and concurrently make a new election by filing a notice with the Administrator (in accordance with procedures established by the Administrator) within a reasonable time before the pay period for which such modification is to be effective. Any modification shall be implemented as soon as practical after being accepted by the Administrator, shall not have retroactive effect and shall remain in force until revoked.
3.A Participant may elect to prospectively revoke the Participant’s salary reduction agreement in its entirety at any time during the Plan Year by filing a notice with the Administrator (in accordance with procedures established by the Administrator) within a reasonable period of time before the pay period for which such revocation is to take effect. Such revocation shall become effective as of the beginning of the first pay period after being accepted by the Administrator (or as soon thereafter as practical).
4.Any notices or required actions under this subsection may be provided or made in accordance with Section 9.12.
5.For those employees who became participants in this Plan upon the merger of the Brown-Forman Winery Operations Savings Plan into this Plan, the salary deferral elections in place for said participants at December 31, 2012, in the Winery Plan shall remain in place in this Plan until affirmatively changed by said Participants according to the procedures set forth above.
3.3    TIME OF PAYMENT OF EMPLOYEE CONTRIBUTION
Unless otherwise provided by contract or law, the Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, then the Employer will designate to the Administrator the Plan Year for which the Employer is making its contribution.
3.4    ALLOCATION OF CONTRIBUTIONS AND FORFEITURES
a.Separate accounting. The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to a particular Account of each such Participant as set forth herein.
b.Allocation of contributions. The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:
1.Elective Deferrals. With respect to the Elective Deferrals made pursuant to Section 3.1(a), to each Participant’s Elective Deferral Account.
2.Matching Contributions. With respect to the Matching Contribution made pursuant to Section 3.1(b), to each Participant’s Matching Contribution Account in accordance with Section 3.1(b).

Participants shall be eligible to share in the payroll period Matching Contribution only if they made salary deferral contributions during the payroll period to which the contribution relates. Participants shall be eligible to share in the true-up if they are otherwise eligible for the true-up and are active Participants on the last day of the Plan Year. Active Participants for any annual true-up contribution are those who have made salary deferral contributions during the Plan Year to which the true-up contribution relates, who are employed on the last day of the Plan Year for which the true-up contribution is scheduled to be made, and who are otherwise eligible for the true-up contribution.
3.Qualified Nonelective Contributions. With respect to the Qualified Nonelective Contribution made pursuant to Section 3.1(c), to each Participant’s Qualified Nonelective Contribution Account in accordance with Section 3.1(c).

The Employer may limit such Qualified Nonelective Contributions only to Participants who are Nonhighly Compensated Employees and/or Non-Key Employees. In addition, the Employer may condition such Qualified Nonelective Contributions only to Participants who have completed a certain number of Hours of Service during and/or who are employed on the last day of the Plan Year.
4.Nonelective Contributions. Nonelective Contributions are no longer made under the Plan,
c.Usage of Forfeitures. On or before each Anniversary Date, any Forfeitures may be used to (i) reinstate previously forfeited Account balances of Participants, if any, in accordance with Section 6.4(h), and (ii) satisfy any contribution that may be required pursuant to Section 6.10, (iii) pay administrative expenses of the Plan, or (iv) to reduce the Employer’s Matching Contributions for the Plan Year, or (iv) to the extent the IRS guidelines in Revenue Procedure 2013-12 or its successor authority allows, for corrections of administrative errors that require contribution or restoration of an Account, as the Employer determines appropriate.
3.5    401(K) AND 401(M) TESTING DEFINITIONS
a.“ACP” means the actual contribution percentage that is equal to, for a specific group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average of the ACRs (calculated separately for each Participant in such group). The ACP for each group shall be calculated to the nearest one-hundredth of one percent.
For purposes of computing an ACP, a Participant is an Eligible Employee who is eligible to have Matching Contributions or Qualified Matching Contributions made pursuant to Section 3.1(b) (whether or not a deferral election was made or suspended pursuant to Section 3.2(e)) allocated to such Participant’s Matching Contribution Account or Qualified Matching Contribution Account for a “specific Plan Year”. In addition, if an Employee contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated (for purposes of the ACP test) as an eligible Participant on behalf of whom no Employee contributions are made. However, if a Participant has no 414(s) Compensation for the Plan Year, then such Participant shall be disregarded for purposes of calculating the ACP of a group.

For purposes of the above paragraph, the term “specific Plan Year” means, for Participants who are Highly Compensated Employees, the Plan Year being tested. If the current year testing method is being used, then the term “specific Plan Year” means, for Participants who are Nonhighly Compensated Employees, the Plan Year being tested. If the prior year testing method is being used, then the term “specific Plan Year” means, for Participants who are Nonhighly Compensated Employees, the Plan Year prior to the Plan Year being tested.
b.“ACP Test” means the actual contribution percentage test determined pursuant to Section 3.7.

c.“ACR” means the actual contribution ratio of each Participant, that is a ratio (expressed as a percentage) equal to (1) the Contribution Percentage Amounts of such Participant for such Plan Year, to (2) such Participant’s 414(s) Compensation for such Plan Year.
Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the date after the close of the Plan Year.
The ACR for each Participant shall be calculated to the nearest one-hundredth of one percent.
d.“ADP” means the actual deferral percentage that is equal to, for a specific group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average of the ADRs (calculated separately for each Participant in such group). The ADP for each group shall be calculated to the nearest one-hundredth of one percent.
For purposes of computing an ADP, a Participant is an Eligible Employee who is eligible to make Elective Deferrals pursuant to Section 3.2 (whether or not a deferral election was made or suspended pursuant to Section 3.2(e)) allocated to the Participant’s Elective Deferral Account for a “specific Plan Year.” However, if a Participant has no 414(s) Compensation for the Plan Year, then such Participant shall be disregarded for purposes of calculating the ADP of a group.
For purposes of the above paragraph, the term “specific Plan Year” means, for Participants who are Highly Compensated Employees, the Plan Year being tested, If the current year testing method is being used, then the term “specific Plan Year” means, for Participants who are Nonhighly Compensated Employees, the Plan Year being tested. If the prior year testing method is being used, then the term “specific Plan Year” means, for Participants who are Nonhighly Compensated Employees, the Plan Year prior to the Plan Year being tested.
e.“ADP Test” means the actual deferral percentage test determined pursuant to Section 3.6.
f.“ADR” means the actual deferral ratio of each Participant, that is a ratio (expressed as a percentage) equal to (1) the amount of Employer contributions actually paid over to the Plan on behalf of such Participant for such Plan Year, to (2) such Participant’s 414(s) Compensation for such Plan Year.
For purposes of this definition of ADR, Employer contributions actually paid over to the Plan on behalf of any Participant shall include: (a) any Elective Deferrals (other than Catch-Up Contributions) made pursuant to the Participant’s deferral election

(including Excess Deferrals of any highly Compensated Employee), but excluding (1) Excess Deferrals of any Nonhighly Compensated Employee that arise solely from Elective Deferrals made under this Plan or any other plans maintained by the Employer, and (2) Elective Deferrals that are taken into account in the ACP Test (provided that the ADP Test is satisfied both with and without the exclusion of these Elective Deferrals); and (b) at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions to the extent such contributions are not used to satisfy the ACP Test, as well as any contributions authorized by (and to the extent prescribed by) Section 3.7(c).
For purposes of computing a Participant’s ADR, an Eligible Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.
The ADR for each Participant shall be calculated to the nearest one-hundredth of one percent.
g.“Contribution Percentage Amounts” means the sum of any Matching Contributions which are made pursuant to Section 3.1(b); Qualified Matching Contributions (to the extent such Qualified Matching Contributions are not used to satisfy the ADP Test) and Qualified Nonelective Contributions (to the extent not used to satisfy the ADP Test), as well as any contributions authorized by (and to the extent prescribed by) Section 3.9(g). In addition, Contribution Percentage Amounts may include Elective Deferrals, provided the ADP Test is met before the Elective Deferrals are used in the ACP Test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP Test. However, Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or due to Code §401(a)(4) and the Regulations thereunder because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.
h.“Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of:
1.The aggregate Contribution Percentage Amounts actually made on behalf of Participants who are Highly Compensated Employees for such Plan Year and taken into account in computing the numerator of the ACR, over
2.The maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Participants who are Highly Compensated Employees in order of their ACRs beginning with the highest of such ACRs).
Such determination shall be made after first taking into account corrections of any Excess Deferrals pursuant to Section 3.2 and then taking into account any adjustments of any Excess Contributions.
i.“Excess Contributions” means, with respect to a Plan Year, the excess of Elective Deferrals made on behalf of Participants who are Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Section 3.6(a) (determined by hypothetically reducing contributions made on behalf of Participants who are Highly Compensated Employees in order of the ADRs beginning with the highest of such ADRs). Excess Contributions shall be treated as an Annual Addition.

j.“Excess Deferrals” shall mean those Elective Deferrals of a Participant that either (1) are made during the Participant’s taxable year and which exceed the dollar limitation under Code §402(g) (including, if applicable, the dollar limitation on Catch-Up Contributions defined in Code §414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code §402(g) (including, if applicable, the dollar limitation on Catch-Up Contributions defined in Code §414(v)) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer.
k.“414(s) Compensation” means 415 Compensation or any other definition of compensation that satisfies the nondiscrimination requirements of Code §414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.
l.“Income” means the gains or losses for the “applicable computation period” allocable to an “excess amount”, which amount shall be determined and allocated, at the discretion of the Administrator, using any of the methods set forth below:
1.Method of allocating Income. The Administrator may use any reasonable method for computing the Income allocable to an “excess amount” for the “applicable computation period,” provided that the method is used consistently for all Participants and for all corrective distributions under the Plan for the “applicable computation period,” and is used by the Plan for allocating earnings to a Participant’s “specific account(s),”
2.Alternative method of allocating Income. The Administrator may allocate Income to an Excess Deferral, Excess contribution or Excess Aggregate Contribution (an “excess amount”) for the Plan Year by multiplying the earnings for the Plan Year allocable to the type of contributions taken into account under the test or limitation giving rise to such excess amount” by a fraction, the numerator of which is the Excess Deferrals, Excess Contributions or Excess Aggregate Contributions, as the case may be, for the Employee for the Plan Year and the denominator of which is the sum of:
i.The specific account(s) balance(s) taken into account under the test or limitation giving rise to such “excess amount” as of the beginning of the “applicable computation period,” and
ii.Any additional amount of the type of contributions made for the Plan Year to those specific account(s).
3.No Income will be distributed with respect to Excess Deferrals, Excess Contributions or Excess Aggregate Contributions for the period between the end of the Plan Year and the date of the distribution (the “gap period”).
3.6    ACTUAL DEFERRAL PERCENTAGE TEST
a.ADP Test. The ADP for Highly Compensated Employees who are Participants for each Plan Year and the ADP for Nonhighly Compensated Employees who are Participants for

each Plan Year (or for the preceding Plan Year if the prior year testing method is used) shall satisfy one of the following tests:
1.The ADP for the group of Highly Compensated Employees who are Participants shall not exceed the ADP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year if the prior year testing method is used to calculate the ADP for the group of Nonhighly Compensated Employees who are Participants) multiplied by 1.25, or

2.The ADP for the group of Highly Compensated Employees who are Participants shall not exceed the ADP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year, if the prior year testing method is used to calculate the ADP for the group of Nonhighly Compensated Employees who are Participants) by more than two percentage points, Furthermore, the ADP for the group of Highly Compensated Employees who are Participants shall not exceed the ADP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year, if the prior year testing method is used to calculate the ADP for the group of Nonhighly Compensated Employees who are Participants) multiplied by 2.
b.Prior Year test upon amendment. Notwithstanding the above, if the prior year test method is used to calculate the ADP for the group of Nonhighly Compensated Employees who are Participants for the first Plan Year of this amendment and restatement, then the ADP for the group of Nonhighly Compensated Employees who are Participants for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.
c.Participant regardless of deferral election. For the purposes of Sections 3.6(a) and 3.7, a Participant shall be any Employee eligible to make a deferral election pursuant to Section 3.2 at any point during the Plan Year, whether or not such deferral election was made or suspended pursuant to Section 3.2.
d.Aggregation with other plans. In the event this Plan satisfies the requirements of Code §§401(a)(4), 401(k), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code §§only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. If more than ten percent (10%) of the Employer’s Nonhighly Compensated Employees are involved in a plan coverage change as defined in Regulation §1.401(k)-2(c)(4), then any adjustments to the Nonhighly Compensated Employees ADP for the prior year will be made in accordance with such Regulations, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code §401(k) only if they have the same Plan Year and use the same ADP Testing method.
e.ADP of Highly Compensated Employee in multiple plans. For the purposes of this Section, the ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Deferrals for purposes of the ADP Test) allocated to the Participant’s accounts under two or more cash or deferred arrangements described in Code §401(k) of the Employer or an Affiliated Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single cash or deferred arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer or an

Affiliated Employer that have different plan years, then all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code §401(k) or §410(b).
f.Testing method. For the purpose of this Section, when calculating the ADP for the group of Nonhighly Compensated Employees who are Participants, the current year testing method shall be used. Once the current year testing method has been elected, then the Employer may elect to use the prior year testing method for a Plan Year only if the Plan has used the current year testing method for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing method and a plan using current year testing method and the change is made within the transition period described in Code §410(b)(6)(C)(ii).
g.Otherwise excludable Employee and early participation rules. Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.7 may be applied separately (or will be applied separately to the extent required by Regulations) to each “plan” within the meaning of Regulation §1.401(k)-1(b)(4)(iv). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code §410(b) provided such date is applied on a consistent and uniform basis to all Participants. Alternatively, the provisions of Code §401(k)(3)(F) may be used to exclude from consideration all Nonhighly Compensated Employees who have not satisfied the greatest minimum age and service requirements of Code §410(a)(1)(A).
h.Timing of allocations. For purposes of determining the ADP Test, only Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions that are contributed to the Plan prior to the end of the twelve (12) month period immediately following the Plan Year to which the contributions relate shall be considered.
i.Targeted Qualified Nonelective Contributions. Notwithstanding the preceding, Qualified Nonelective Contributions cannot be taken into account in determining the ADR for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee’s 414(s) Compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an ACP Test under Regulation §1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation §1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this paragraph (including the determination of the representative contribution rate under this Section). For purposes of this subsection:
1.The Plan’s “representative contribution rate” is the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Nonhighly Compensated Employee hi the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year); and,
2.The “applicable contribution rate” for an eligible Nonhighly Compensated Employee is the sum of the Qualified Matching Contributions taken into account for the eligible Nonhighly Compensated Employee for the Plan Year and the Qualified Contributions made for the eligible Nonhighly Compensated Employee for the Plan Year, divided by the eligible Nonhighly Compensated Employee’s 414(s) Compensation for the same period.

j.Restriction on Qualified Matching Contributions. Qualified Matching Contributions may only be used to calculate the ADP to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account for ACP Test purposes under the rules of Regulation §1.401(m)-2(a)(5)(ii).
k.Restrictions of Qualified Nonelective Contributions and Qualified Matching Contributions. Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine the ADP to the extent such contributions are taken into account for purposes of satisfying any other ADP Test, any ACP Test, or the requirements of Regulation §1.401(k)-3, §1.401(m)-3 or §1.401(k)-4. Thus, for example, Matching Contributions that are made pursuant to Regulation §1.401(k)-3(c) cannot be taken into account under the ADP Test, Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation §1.401(k)-2(c), then Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.
l.ADP when no Nonhighly Compensated Employees. If, for the applicable year for determining the ADP of the Nonhighly Compensated Employees for a Plan Year, there are no eligible Nonhighly Compensated Employees, then the Plan is deemed to satisfy the ADP Test for the Plan Year.
3.7    ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TEST
a.Authority to correct. In the event that the initial allocations of the Elective Deferrals made pursuant to Section 3.2 do not satisfy the ADP Test set forth in Section 3.6(a), the Administrator shall implement some or all of the provisions of this Section in order to correct such failure.
b.Corrective action. The Participant who is the Highly Compensated Employee having the largest dollar amount of Elective Deferrals shall have a portion of such Participant’s Elective Deferrals first treated as Catch-Up Contributions and then distributed until the amount of such Participant’s remaining Elective Deferrals equals the Elective Deferrals (less Catch-Up Contributions) of the Participant who is the Highly Compensated Employee having the second largest dollar amount of Elective Deferrals (less Catch-Up Contributions). This process shall continue until the total amount of Excess Contributions has been eliminated. In determining the amount of Excess Contributions to be treated as Catch-Up Contributions and/or distributed with respect to an affected Participant who is a Highly Compensated Employee as determined herein, such amount shall be reduced pursuant to Section 3.2(g) by any Excess Deferrals previously distributed to such affected Participant who is a Highly Compensated Employee for such Participant’s taxable year ending with or within such Plan Year.
1.Corrective distribution. With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:
i.may be postponed but not later than the last day of the twelve-month period following the Plan Year to which they are allocable;

ii.shall be made first from unmatched Elective Deferrals and, thereafter, proportionately from Elective Deferrals which are matched and the related Matching Contributions that are used in the ADP Test;
iii.shall be adjusted for Income; and
iv.shall be designated by the Employer as a distribution of Excess Contributions (and Income).
Matching contributions which relate to Excess Contributions that are distributed pursuant to this subsection shall be treated as a Forfeiture to the extent required pursuant to Code §401(a)(4) and the Regulations thereunder, unless the related Matching Contribution is distributed as an Excess Contribution or as an Excess Aggregate Contribution.
2.Income and principal. Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.
3.Related Matching Contributions. Matching Contributions which relate to Excess Contributions shall be forfeited unless the related Matching Contribution is distributed as an Excess Aggregate Contribution.
c.Corrective contributions. Notwithstanding the above, if the current year testing method is used, within twelve (12) months after the end of the Plan Year, the Employer may make a Qualified Nonelective Contribution or Qualified Matching Contribution in accordance with one of the following provisions which contribution shall be allocated either to the Qualified Nonelective Contribution Account or Qualified Matching Contribution Account of each Participant who is a Nonhighly Compensated Employee eligible to share in the allocation in accordance with such provision. If the prior year testing method is used, then neither a Qualified Nonelective Contribution nor a Qualified Matching Contribution may be made to correct a failed ADP test. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and which of the allocation provisions below shall apply to such Qualified Nonelective or Matching Contribution:
1.A Qualified Nonelective Contribution allocated to Nonhighly Compensated Participants in the same proportion that each Nonhighly Compensated Employee’s 414(s) Compensation for the year bears to the total 414(s) Compensation of all Nonhighly Compensated Employees for such year.
2.A Qualified Nonelective Contribution allocated to Nonhighly Compensated Participants who are still employed at the end of the Plan Year, in the same proportion that each Nonhighly Compensated Employee’s 414(s) Compensation for the year bears to the total 414(s) Compensation of all such employed Nonhighly Compensated Employees for such year.
3.A Qualified Nonelective Contribution allocated to Nonhighly Compensated Participants in equal amounts (per capita).

4.Allocated to Nonhighly Compensated Participants who are still employed at the end of the Plan Year in equal amounts (per capita).

5.A Qualified Nonelective Contribution allocated to the Qualified Nonelective Contribution Account of the Nonhighly Compensated Employee having the lowest 414(s) Compensation, until one of the tests set forth in Section 3.6(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 3.10 or the maximum that may be taken into account in the ADP Test pursuant to Section 3.6(i) (Targeted Qualified Nonelective Contributions). This process shall continue until one of the tests set forth in Section 3.6(a) is satisfied.
6.A Qualified Nonelective Contribution allocated to the Qualified Nonelective Contribution Account of the Nonhighly Compensated Employee having the lowest 414(s) Compensation, until one of the tests set forth in Section 3.6(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 3.10 or the maximum that may be taken into account in the ADP Test pursuant to Section 3.6(i) (Targeted Qualified Nonelective Contributions). This process shall continue until one of the tests set forth in Section 3.6(a) is satisfied. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.
7.A Qualified Matching Contribution allocated to the Qualified Matching Contribution Account of each Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee’s Elective Deferrals for the year bears to the total Elective Deferrals of all Nonhighly Compensated Employees.
8.A Qualified Matching Contribution allocated to the Qualified Matching Contribution Account of each Nonhighly Compensated Employee who is still employed at the end of the Plan Year, in the same proportion that each Nonhighly Compensated Employee’s Elective Deferrals for the year bears to the total Elective Deferrals of all such Nonhighly Compensated Employees.
9.A Qualified Matching Contribution allocated to the Qualified Matching Contribution Account of the Nonhighly Compensated Employee having the lowest Elective Deferrals until one of the tests set forth in Section 3.6(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 3.9, subject to the restriction on Qualified Matching Contributions imposed by the provisions of Section 3.8(g). This process shall continue until one of the tests set forth in Section 3.6(a) is satisfied.
10.A Qualified Matching Contribution allocated to the Qualified Matching Contribution Account of the Nonhighly Compensated Employee having the lowest Elective Deferrals until one of the tests set forth in Section 3.6(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 3.10, subject to the restriction on Qualified Matching Contributions imposed by the provisions of Section 3.8(g). This process shall continue until one of the tests set forth in Section 3.6(a) is satisfied). However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Nonelective Contributions for the first testing year for which the change is effective, any special Qualified Nonelective Contribution on behalf of Nonhighly Compensated Participants used to satisfy the ADP Test or the ACP Test under the current year testing method for the prior year testing year shall be disregarded.
d.Administrator may prevent projected failure. If during a Plan Year, it is projected that the aggregate amount of Elective Deferrals to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 3.6(a), then the Administrator may automatically reduce the future deferral amounts of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest ADR until it is anticipated the Plan will pass the tests or until such Participant’s ADR equals the ADR of the Highly Compensated Participant having the next highest ADR. This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 3.6(a). Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred.
e.Excise tax after 2½ months. Any Excess Contributions (and Income) which are distributed on or after 2½ months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code §4979.
3.8    ACTUAL CONTRIBUTION PERCENTAGE TEST
a.ACP Test. The ACP for Highly Compensated Employees who are Participants for each Plan Year and the ACP for Nonhighly Compensated Employees who are Participants for each Plan Year (or for the preceding Plan Year if the prior year testing method is used) shall satisfy one of the following tests:
1.The ACP for the group of Highly Compensated Employees who are Participants shall not exceed the ACP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year if the prior year testing method is used to calculate the ACP for the group of Nonhighly Compensated Employees who are Participants) multiplied by 1.25; or
2.The ACP for the group of Highly Compensated Employees who are Participants shall not exceed the ACP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year, if the prior year testing method is used to calculate the ACP for the group of Nonhighly Compensated Employees who are Participants) by more than two percentage points. Furthermore, the ACP for the group of Highly Compensated Employees who are Participants shall not exceed the ACP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year, if the prior year testing method is used to calculate the ACP for the group of Nonhighly Compensated Employees who are Participants) multiplied by 2.
b.Prior-year test upon amendment. Notwithstanding the above, if the prior year test method is used to calculate the ACP for the group of Nonhighly Compensated Employees who are Participants for the first Plan Year of this amendment and restatement, then the ACP for the group of Nonhighly Compensated Employees who are Participants for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

c.Aggregation with other plans. In the event that this Plan satisfies the requirements of Code §§401(a)(4), 401(m), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan (other than the average benefits test under Code §410(b)(2)(A)(ii)), then this Section shall be applied by determining the ACP of Employees as if all such plans were a single plan. If more than ten percent (10%) of the Employer’s Nonhighly Compensated Employees are involved in a plan coverage change as defined in Regulation §1.401(m)-2(e)(4), then any adjustments to the Nonhighly Compensated Employees ACP for the prior year will be made in accordance with such Regulations, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code §401(m) only if they have the same Plan Year and use the same ACP testing method.
d.ACP of Highly Compensated Employee in multiple plans. For the purposes of this Section, if a Highly Compensated Employee is a Participant under two (2) or more plans which are maintained by the Employer or an Affiliated Employer to which Matching Contributions, nondeductible Employee contributions, or both, are made, then all such contributions on behalf of such Highly Compensated Employee shall be aggregated for purposes of determining such Highly Compensated Employee’s ACR. If the plans have different plan years, then all such contributions made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code §401(m).
e.Current year testing method. For the purpose of this Section, when calculating the ACP for the group of Nonhighly Compensated Employees who are Participants, the current year testing method shall be used. Once the current year testing method has been elected, then the Employer may elect to use the prior year testing method for a Plan Year only if the Plan has used the current year testing method for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing method and a plan using current year testing method and the change is made within the transition period described in Code §410(b)(6)(C)(ii).
f.Otherwise excludable Employee and early participation rules. Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 3.9 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation §1.401(m)-1(b)(4). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code §410(b) provided such date is applied on a consistent and uniform basis to all Participants. Alternatively, the provisions of Code §401(m)(5)(C) may be used to exclude from consideration all Nonhighly Compensated Employees who have not satisfied the greatest minimum age and service requirements of Code §410(a)(1)(A).
g.Targeted Matching Contributions. Notwithstanding the preceding, a Matching Contribution (and a Qualified Matching Contribution not used in the ADP Test) with respect to an Elective Deferral for a year is not taken into account in determining the ACP for Nonhighly Compensated Employees to the extent it exceeds the greatest of:

1.five percent (5%) of the Participant’s 414(s) Compensation for the year;
2.the Employee’s Elective Deferrals for the year; and

3.the product of two (2) times the Plan’s “representative matching rate” and the Participant’s Elective Deferrals for the year.
For purposes of this subsection, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible Nonhighly Compensated Employee among a group of Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees in the Plan for the Plan Year who make Elective Deferrals for the Plan Year (or, if greater, the lowest “matching rate” for all eligible Nonhighly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferrals for the Plan Year).
For purposes of this subsection, the “matching rate” for an Employee generally is the Matching Contributions (and Qualified Matching Contributions not used in the ADP Test) made for such Employee divided by the Employee’s Elective Deferrals for the year. If the matching rate is not the same for all levels of Elective Deferrals for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Elective Deferrals are equal to six percent (6%) of 414(s) Compensation.
h.Targeted Qualified Nonelective Contributions. Notwithstanding the preceding Qualified Nonelective Contributions cannot be taken into account in determining the ACR for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee’s 414(s) Compensation and the greater of five percent (5%) or two times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account in the ADP test under Regulation §1.401(k)-2(a)(6) (including determination of the representative contribution rate for purposes of Regulation §1.401(k)-2(a)(6)(iv)(B)), is not permitted to be taken into account for purposes of this paragraph (including the determination of the representative contribution rate under this Section), For purposes of this subsection:
1.The Plan’s “representative contribution rate” is the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and,
2.The “applicable contribution rate” for an eligible Nonhighly Compensated Employee is the sum of the Matching Contributions taken into account under this Section for the eligible Nonhighly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions taken into account under this Section made for the eligible Nonhighly Compensated Employee for the Plan Year, divided by the eligible Nonhighly Compensated Employee’s 414(s) Compensation for the same period.
i.Restrictions of Qualified Nonelective Contributions and Qualified Matching Contributions. Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine the ACP to the extent such contributions are taken into account for purposes of satisfying any other ACP Test, any ADP Test, or the requirements of Regulation §1.401(k)-3, §1.401(m)-3 or §1.401(k)-4. Thus, for example, Qualified Nonelective Contributions that are made pursuant to Regulation §1.401(k)-3(b) cannot be taken into account under the ACP Test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation §1.401(m)-2(c)(1), then Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.
j.ACP when no Nonhighly Compensated Employees. If, for the applicable year for determining the ACP of the Nonhighly Compensated Employees for a Plan Year, there are no eligible Nonhighly Compensated Employees, then the Plan is deemed to satisfy the ACP Test for the Plan Year.
3.9    ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TEST
a.Authority to correct. In the event that the ACP Test set forth in Section 3.8(a) is not satisfied, the Administrator shall implement some or all of the provisions of this Section in order to correct such failure.
b.Corrective distribution or Forfeiture. On or before the close of the following Plan Year, the Participant who is the Highly Compensated Employee having the largest dollar amount of Contribution Percentage Amounts shall have a portion of such Contribution Percentage Amounts (and Income allocable to such amounts) distributed or if non-Vested, treated as a Forfeiture (including Income allocable to such Forfeitures) until the total amount of Excess Aggregate Contributions has been distributed, or until the amount of the Participant’s Contribution Percentage Amounts equals the Contribution Percentage Amounts of the Participant who is a Highly Compensated Employee having the next largest amount of Contribution Percentage Amounts. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed or forfeited. Any distribution and/or Forfeiture of Contribution Percentage Amounts shall be made in the following order:
1.Matching Contributions distributed and/or forfeited pursuant to Section 3.7(b);
2.Any remaining Matching Contributions.
If the distribution of Excess Aggregate Contributions attributable to Matching Contributions is not in proportion to the Vested and non-Vested portion of such Matching Contributions, then the Vested portion of the Participant’s Matching Contribution Account after the distribution shall be subject to Section 6.5(e).
c.Source of corrective distribution or Forfeiture. Any distribution and/or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution and/or Forfeiture of Excess Aggregate Contributions (and Income). Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 3.4. However, no such Forfeiture may be allocated to a Highly Compensated Participant whose Excess Aggregate Contributions are reduced pursuant to this Section.
d.Treatment of Excess Aggregate Contributions. Excess Aggregate Contributions, including Matching Contributions that arc treated as Forfeitures, shall be treated as Employer contributions for purposes of Code §§404 and 415 even if distributed from the Plan.
e.Ordering of tests. The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as After-Tax Voluntary Contributions due to recharacterization for the Plan Year of any other qualified cash or deferred arrangement (as defined in Code §401(k)) maintained by the Employer that ends with or within the Plan Year.
f.Administrator may prevent projected failure. If during a Plan Year the projected aggregate Contribution Percentage Amounts to be allocated to all Participants who are Highly Compensated Employees under this Plan would, by virtue of the ACP Test of Section 3.8(a), cause the Plan to fail the ACP Test, then the Administrator may automatically reduce proportionately or in the order provided in Section 3.9(b) the projected share each affected Participant who is a Highly Compensated Employee of such contributions by an amount necessary to satisfy the ACP Test of Section 3.8(a).
g.Corrective contributions. Notwithstanding the above, if the current year testing method is used, within twelve (12) months after the end of the Plan Year, the Employer may make a Qualified Nonelective Contribution, Qualified Matching Contribution, or Matching Contribution in accordance with one of the following provisions, which contribution shall be allocated to the Qualified Nonelective Contribution Account, Qualified Matching Contribution Account, or Matching Account of each Participant who is a Nonhighly Compensated Employee eligible to share in the allocation in accordance with such provision. If the prior year testing method is used, then neither a Qualified Nonelective Contribution nor Qualified Matching Contribution may be made to correct a failed ACP test, The Employer shall provide the Administrator with written notification of the amount of the contribution being made and which of the allocation provisions below shall apply to such Qualified Nonelective or Matching Contribution:
1.A Qualified Nonelective Contribution allocated to Nonhighly Compensated Employees in the same proportion that each Nonhighly Compensated Employee’s 414(s) Compensation for the year bears to the total 414(s) Compensation of all Nonhighly Compensated Employees for such year.
2.A Qualified Nonelective Contribution allocated to Nonhighly Compensated Employees still employed at the end of the Plan Year in the same proportion that each Nonhighly Compensated Employee’s 414(s) Compensation for the year bears to the total 414(s) Compensation of all such Nonhighly Compensated Employees for such year.
3.A Qualified Nonelective Contribution allocated in equal amounts (per capita).
4.A Qualified Nonelective Contribution allocated to Nonhighly Compensated Employees still employed at the end of the Plan Year in equal amounts (per capita).

5.A Qualified Nonelective Contribution allocated to the Qualified Nonelective Contribution Account of the Nonhighly Compensated Employee having the lowest 414(s) Compensation, until one of the tests set forth in Section 3.8(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 3.10, or the maximum that may be taken into account in the ACP Test pursuant to Section 3.8(h) (Targeted Qualified Nonelective Contributions). This process shall continue until one of the tests set forth in Section 3.8(a) is satisfied.
6.A Qualified Nonelective Contribution allocated to the Qualified Nonelective Contribution Account of the Nonhighly Compensated Employee still employed at the end of the Plan Year who has the lowest 414(s) Compensation, until one of the tests set forth in Section 3.8(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 3.10, or the maximum that may be taken into account in the ACP Test pursuant to Section 3.8(h) (Targeted Qualified Nonelective Contributions). This process shall continue with other Nonhighly Compensated Employees still employed at the end of the Plan Year, until one of the tests set forth in Section 3.8(a) is satisfied.
7.A Matching Contribution or Qualified Matching Contribution allocated to the Qualified Matching Contribution Account of each Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee’s Elective Deferrals for the year bears to the total Elective Deferrals of all Nonhighly Compensated Employees.
8.A Matching Contribution or Qualified Matching Contribution allocated to the Qualified Matching Contribution Account of each Nonhighly Compensated Employee still employed at the end of the Plan Year in the same proportion that each Nonhighly Compensated Employee’s Elective Deferrals for the year bears to the total Elective Deferrals of all such employed Nonhighly Compensated Employees.
9.A Matching Contribution or Qualified Matching Contribution allocated to the Qualified Matching Contribution Account of the Nonhighly Compensated Employee having the lowest Elective Deferrals until one of the tests set forth in Section 3.8(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 3.10, subject to the restriction on Targeted Matching Contributions imposed by the provisions of Section 3.8(g). This process shall continue until one of the tests set forth in Section 3.8(a) is satisfied.
10.A Matching Contribution or Qualified Matching Contribution allocated to the Qualified Matching Contribution Account of the Nonhighly Compensated Employee still employed at the end of the Plan Year who has the lowest Elective Deferrals until one of the tests set forth in Section 3.8(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 3.10, subject to the restriction on Targeted Matching Contributions imposed by the provisions of Section 3.8(g). This process shall continue with other Nonhighly Compensated Employee still employed at the end of the Plan Year until one of the tests set forth in Section 3.8(a) is satisfied.
h.Excise tax. Any Excess Aggregate Contributions (and Income) which are distributed on or after 2½ months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code §4979.
3.10    EXCESS ELECTIVE DEFERRALS
If a Participant’s Elective Deferrals under this Plan together with any elective deferrals (as defined in Regulation §1.402(g)-1(b)) under another qualified cash or deferred arrangement (as described in Code §401(k)), a simplified employee pension (as described in Code §408(k)(6)), a simple individual retirement account plan (as described in Code §408(p)), a salary reduction arrangement (within the meaning of Code §3121(a)(5)(D)), or a trust described in Code §501(c)(18) cumulatively exceed the “dollar limitation” described in the subsection 3.2(f) of this Section, for such Participant’s taxable year, then the Participant may assign to this Plan any Excess Deferrals made during a taxable year of the Participant by notifying the Administrator in writing on or before March 1 following the close of the

Participant’s taxable year, of the amount of the Excess Deferrals to be assigned to the Plan. A Participant shall be deemed to notify the Administrator of any Excess Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plan, contract, or arrangement of the Employer.
Notwithstanding any other provision of the Plan to the contrary, the Administrator may direct the Trustee to distribute such Excess Deferrals, plus any Income allocable to such Excess Deferrals, to the Participant not later than the first April 15th following the close of the Participant’s taxable year. Such a distribution may be made to a Participant to whose account Excess Deferrals were assigned for the preceding year or/and who claims Excess Deferrals for such taxable year or calendar year. Any distribution of less than the entire amount of Excess Deferrals and income shall be treated as a pro rata distribution of Excess Deferrals and Income. The amount of the distribution shall not exceed the Participant’s Elective Deferrals under the Plan for the taxable year (and any Income allocable to such Excess Deferrals). If a distribution of Excess Deferrals is to be made on or before the last day of the Participant’s taxable year, then each of the following conditions must be satisfied:
1.the distribution must be made after the date on which the Plan received the Excess Deferrals;
2.the Participant shall designate the distribution as Excess Deferrals; and
3.the Plan must designate the distribution as a distribution of Excess Deferrals.
Any distribution made pursuant to this Section shall be made first from unmatched Pre-Tax Elective Deferrals and, thereafter, from unmatched Roth Elective Deferrals (unless the Participant elects to reverse that order), and thereafter, from Pre-Tax Elective Deferrals which are matched, and, thereafter, from Roth Elective Deferrals which are matched, unless the Participant elects to reverse that order.
Matching Contributions that relate to Excess Deferrals (regardless of whether such Excess Deferrals are Pre-Tax Elective Deferrals or Roth Elective Deferrals) which are distributed pursuant to this Section 3.2(g) shall be treated as a Forfeiture.
Notwithstanding the above, a Participant’s Excess Deferrals shall be reduced, but not below zero, by any distribution of Excess Contributions for the Plan Year beginning with or within the taxable year of the Participant.
3.11    MAXIMUM ANNUAL ADDITIONS
a.Maximum permissible amount. The maximum Annual Additions credited to a Participant’s Accounts for any Limitation Year shall equal the lesser of:
1.$40,000 adjusted annually as provided in Code §415(d) pursuant to the Regulations ($53,000 for 2015 Plan Year), or
2.one-hundred percent (100%) of the Participant’s 415 Compensation for such Limitation Year.
The percentage limitation in paragraph (2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code §419A(t)(2)) after separation from service which is otherwise treated as an annual addition, or (2) any amount otherwise treated as an annual addition under Code §415(1)(1).
For any short Limitation Year, the dollar limitation in paragraph (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short Limitation Year and the denominator of which is twelve (12).

b.Reasonable estimate permissible. Prior to determining the Participant’s actual 415 Compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant’s 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant’s actual 415 Compensation for the Limitation Year.
c.Excess Annual Additions defined. For purposes of this Section, the term “Excess Annual Addition” for any Participant for a Limitation Year means a Participant’s Annual Additions under this Plan and such other plans of the Employer or Affiliated Employer that are in excess of the maximum permissible amount of Section 3.11 for a Limitation Year. The Excess Annual Additions will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, and then by Annual Additions to a plan subject to Code §412, regardless of the actual allocation date.
d.Annual Additions can cease when maximum permissible amount reached. If the Employer contribution (other than Elective Deferrals treated as Employer contributions) that would otherwise be contributed or allocated to the Participant’s Accounts would cause the Annual Additions for the Limitation Year to exceed the maximum permissible amount, then the amount that would otherwise be contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount, and any Employer contributions (other than Elective Deferrals treated as Employer contributions) which would have been allocated to such Participant may be allocated to other Participants.
e.All DC plans treated as one plan. For the purpose of this Section, all qualified defined contribution plans (regardless of whether such plan has terminated) maintained by the Employer during a Limitation Year shall be treated as one defined contribution plan.

f.All Employees of Related Employers treated as employed by one Employer. For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code §1563(a) or Code §414(b) and (c) as modified by Code §415(h)), is a member of an affiliated service group (as defined by Code §414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code §414(o), then all Employees of such Employers shall be considered to be employed by a single Employer.
g.Aggregation and Disaggregation of Plans.
1.For purposes of applying the limitations of Code §415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor employer”) under which the participant receives annual additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code §§414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code §415(h), and shall take into account tax-exempt organizations under Regulation §1.414(c)-5, as modified by Regulation §1.415(a)-1(f)(1). For purposes of this Section:

A.A former Employer is a “predecessor employer” with respect to a participant in a plan maintained by an Employer if the Employer maintains a plan under which the participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation §1.415(1)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Regulation §1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation §1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.
B.With respect to an Employer of a participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.
2.Break-up of an affiliate employer or an affiliated service group. For purposes of aggregating plans for Code §415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code §415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation §1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation §1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation §1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation §1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).
3.Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code §415(f) and the Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code §415 with respect to a participant for the limitation year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the participant’s account after the date on which the plans are required to be aggregated.
3.12    ADJUSTMENT FOR EXCESS ANNUAL ADDITIONS
a.Disposal of Excess Annual Additions. Allocation of Annual Additions to a Participant’s Account for a Limitation Year generally will cease in accordance with

Section 3.11(d) once the maximum permissible amount of Section 3.11 has been reached for such Limitation Year. However, if, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of Elective Deferrals (within the meaning of Code §402(g)(3)) that may be made with respect to any Participant with respect to the maximum permissible amount of Section 3.11 or other facts and circumstances to which Regulation §1.415-6(b)(6) shall be applicable, the Annual Additions under this Plan would cause Excess Annual Additions for any Participant, then the Excess Annual Additions will be disposed of in one of the following ways, as uniformly determined by the Administrator for all Participants similarly situated.
1.Any unmatched Pre-Tax Elective Deferrals and, thereafter, unmatched Roth Elective Deferrals (unless the Participant elects to reverse that order), and, thereafter, proportionately from Pre-Tax Elective Deferrals which are matched and Matching Contributions which relate to such Elective Deferrals, and thereafter, Roth Elective Deferrals which are matched and Matching Contributions which relate to such Elective Deferrals (unless the Participant elects to reverse that order), will be reduced to the extent they would reduce the Excess Annual Additions. The Elective Deferrals (and any gains attributable to such Elective Deferrals) shall be distributed to the Participant and the Matching Contributions (and any gains attributable to such Matching Contributions) will be used to reduce the Employer contribution in the next Limitation Year;
2.If the Participant is covered by the Plan at the end of the Limitation Year, then the Excess Annual Additions will be used to reduce the Employer contribution for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;
3.If the Participant is not covered by the Plan at the end of the Limitation Year, then the Excess Annual Additions will be held unallocated in a “Section 415 suspense account.” The “Section 415 suspense account” will be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;
4.If a “Section 415 suspense account” is in existence at any time during the Limitation Year pursuant to this Section, then the “Section 415 suspense account” will not participate in the allocation of investment gains and losses of the Trust Fund. If a “Section 415 suspense account” is in existence at any time during a particular Limitation Year, then all amounts in the “Section 415 suspense account” must be allocated and reallocated to Participants’ Accounts before any Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year. Except as provided above, Excess Annual Additions may not be distributed to Participants.
b.Section 415 suspense account defined. For purposes of this Section, the term “Section 415 suspense account” means an unallocated account equal to the sum of Excess Annual Additions for all Participants in the Plan during the Limitation Year.
c.EPCRS. Notwithstanding anything herein to the contrary, if the annual additions are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Rev. Procedure 2013-12 or any superseding guidance, including, but not limited to, the preamble of the final Code §415 regulations.

3.13    PLAN-TO-PLAN TRANSFERS (OTHER THAN ROLLOVERS) FROM QUALIFIED PLANS
a.Transfers into this Plan. With the consent of the Administrator (such consent must be exercised in a nondiscriminatory manner and applied uniformly to all Participants), amounts may be transferred (within the meaning of Code §414(1)) to this Plan from other tax qualified plans under Code §401(a), provided that the plan from which such funds are transferred permits the transfer to be made, the funds are not subject to the notice and consent requirements of Code §417 (i.e., qualified joint and survivor annuity requirements), and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require satisfactory evidence that the amounts to be transferred meet the requirements of this Section. The transferred amounts shall be allocated to the Transfer Account of the Participant.
At the time of the transfer, the nonforfeitable percentage of the funds under the transferor plan shall apply, but thereafter shall increase (if applicable) for service that the Participant completes after such transfer in accordance with the Vesting provisions of this Plan applicable to the type of Account represented by the transferred funds (e.g., transferred nonelective funds will be subject to the vesting schedule applicable to Nonelective Contributions under this Plan). If the vesting schedule applicable to a Transferred Account changes as a result of this paragraph, such change will be treated as an amendment to the vesting schedule for each affected Participant.
b.Accounting of transfers. The Transfer Account of a Participant shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (d) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

c.Restrictions on elective deferrals. Except as permitted by Regulations (including Regulation §1.411(d)-4), amounts attributable to elective deferrals (as defined in Regulation §1.401(k)-6), including amounts treated as elective deferrals, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Code §401(k)(2) and the Regulations.
d.Distribution of Transfer Account. At Normal Retirement Date, or such other date when the Participant or the Participant’s Beneficiary shall be entitled to receive benefits, the Transfer Account of a Participant shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary. Any distributions of amounts held in the Transfer Account shall be made in a manner which is consistent with and satisfies the provisions of Sections 6.5 and 6.6, including, but not limited to, all notice and consent requirements of Code §411(a)(11) and the Regulations thereunder. Furthermore, the Transfer Account shall be considered as part of a Participant’s benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.
e.Segregation. The Administrator may direct that Employee transfers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 3.13.

f.Protected benefits. Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any “Section 411(d)(6) protected benefit” as described in Section 7.1(c).
g.Separate Accounts. With respect to each Participant’s Transfer Account, separate sub-accounts shall be maintained to the extent necessary to carry out the provisions of this Plan. With respect to the accounts of those participants who became participants of this Plan upon the merger of the Brown-Forman Winery Operations Savings Plan into this Plan, the Matching Contributions Account shall be transferred to a Matching Contribution Account under this Plan; the Elective Deferral Account shall be transferred into an Elective Deferral Account under this Plan; and the Nonelective (Profit Sharing) Contribution Account shall be transferred into a Transfer Profit Sharing Account under this Plan.
3.14    ROLLOVERS FROM OTHER PLANS

a.Acceptance of rollovers into the Plan. With the consent of the Administrator (such consent must be exercised in a nondiscriminatory manner and applied uniformly to all Participants), the Plan may accept a rollover by Participants, excluding Participants who are no longer employed as an Employee; provided the rollover will not jeopardize the tax-exempt status of the Plan or create adverse tax consequences for the Employer. The rollover amounts shall be allocated to the Rollover Account of the Participant. The Rollover Account of a Participant shall be 100% Vested at all times and shall not be subject to Forfeiture for any reason.
b.Treatment of Rollover Account in the Plan. The Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (c) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.
c.Distribution of rollovers. At such date when the Participant or the Participant’s Beneficiary shall be entitled to receive benefits, the Rollover Account of a Participant shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary. Furthermore, amounts in the Participant’s Rollover Account shall not be considered as part of a Participant’s benefit in determining whether the $5,000 threshold has been exceeded for purposes of the timing or form of payments under the Plan as well as for the Participant consent requirements. Any distributions of amounts that are held in the Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Sections 6.5 and 6.6, including, but not limited to, all notice and consent requirements of Code §411(a)(11) and the Regulations thereunder.
d.Limits on accepting rollovers. Prior to accepting any rollovers to which this Section applies, the Administrator may require the Employee to provide evidence that the amounts to be rolled over to this Plan meet the requirements of this Section. The Employer may instruct the Administrator, operationally and on a nondiscriminatory basis, to limit the source of rollovers that may be accepted by the Plan.
e.Rollovers maintained in a separate account. The Administrator may direct that rollovers received after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 3.13.
f.Definitions. For purposes of this Section, the following definitions shall apply:
1.The term “rollover” means: (i) amounts transferred to this Plan directly from another “eligible retirement plan;” (ii) distributions received by an Employee from other “eligible retirement plans” which are eligible for tax-free rollover to an “eligible retirement plan” and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; and (iii) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.
2.The term “eligible retirement plan” means an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b) (other than an endowment contract), a qualified trust (an employees’ trust described in Code §401(a) which is exempt from tax under Code §501(a)), an annuity plan described in Code §403(a), an eligible deferred compensation plan described in Code §457(b) which is maintained by an eligible employer described in Code §457(e)(1)(A), and an annuity contract described in Code §403(b).

3.15    QUALIFIED MILITARY SERVICE
a.Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with the Uniformed Services Employment Reemployment Rights Act of 1994 (“USERRA”) and Code §414(u). Furthermore, loan repayments may be suspended under this Plan as permitted under Code §414(11)(4).
b.Code §414(u) generally provides that an employer maintaining a plan shall be treated as meeting the requirements of USERRA only if an Employee reemployed under USERRA is treated as not having incurred a Break in Service because of the period of military service, the Employee’s military service is treated as service with the Employer Group for vesting and benefit accrual purposes, the Employee is permitted to make additional elective deferrals and Employee contributions in an amount not exceeding the maximum amount the Employee would have been permitted or required to contribute during the period of military service if the Employee had actually been employed by the Employer during that period (“make-up contributions”), and the Employee is entitled to any accrued benefits that are contingent on Employee contributions or elective deferrals to the extent the Employee pays the contributions or elective deferrals to the Plan. Make-up contributions must be permitted during the period that begins on the date of reemployment and continues for five years or, if less, three times the period of military service. With respect to make-up contributions, the Employer must make Matching Contributions that would have been required if the make-up contributions had actually been made during the period of military service.
c.Code §414(u) also provides that an Employee is treated as receiving Compensation from the Employer during the period of military service equal to the Compensation the Employee otherwise would have received from the Employer during that period, or, if the Compensation the Employee otherwise would have received is not reasonably certain, the Employee’s average Compensation from the Employer during the period immediately preceding the period of military service. For purpose of Code §414(u), USERRA is not treated as requiring the crediting of earnings to an Employee with respect to any contribution before the contribution is actually made or requiring any allocation of forfeitures to the Employee for the period of military service.

d.Code §414(u) also generally provides that a contribution that is made by an Employer or Employee to an individual account plan or by an Employee to a contributory defined benefit plan, and that is required under USERRA, is taken into account for purposes of the limitations of Code §§402(g), 402(h), 403(b), 404(a), 404(h), 408, 415 or 457 in the year to which the contribution relates, not the year in which the contribution is made. In addition, Code §414(u) provides that a plan is not treated as failing to meet the requirements of Code §§401(a)(4), 401(a)(26), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 403(b)(12), 408(k)(3), 408(k)(6), 408(p), 410(b), or 416 because of the contribution (or the right to make the contribution).
e.An individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an employee of the employer making the payment, the differential wage payment is treated as Compensation, and the Plan is not treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment, as long as all employees of the Employer performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)).

f.A Participant who performs service in the uniformed services (as defined in Code §414(u)(12)(B) on active duty for a period of more than 30 days will not be deemed to have a severance from employment for purposes of eligibility for distribution.
g.If a Participant dies while performing qualified military service (as defined in Code §414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death (i.e., the Participant’s entire Account shall be 100% vested).
ARTICLE IV
VALUATION, INVESTMENTS AND ESOP TERMS

4.1    ALLOCATION OF EARNINGS
As of each Valuation Date, before the current valuation period allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant’s nonsegregated accounts bear to the total of all Participants’ nonsegregated accounts as of such date. Earnings or losses with respect to a Participant’s Directed Account shall be allocated in accordance with Section 4.4.
Participants’ transfers from other qualified plans and rollovers deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.
4.2    VALUATION OF THE TRUST FUND
The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the

Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.
4.3    METHOD OF VALUATION
In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers. If the Company Stock is not readily tradable on an established securities market, the fair market value shall be determined no less frequently than annually by an independent appraiser within the meaning of Code §401(a)(28(C).
4.4    PARTICIPANT DIRECTED INVESTMENTS
a.Directed Investments allowed. Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest their entire Accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant’s Directed Account. The Employer and the Trustee intend that this Plan qualify as an ERISA 404(c) Plan and, as such, the Plan’s fiduciaries are relieved of fiduciary responsibility and liability for any losses resulting from a Participant’s direction of investment of any part of the Participant’s directed Accounts.
b.Establishment of Participant Direction Procedures. The Administrator will establish Participant Direction Procedures, to be applied in a uniform and nondiscriminatory manner, setting forth the permissible investment options under this Section, how often changes between investments may be made, and any other limitations and provisions that the Administrator may impose on a Participant’s right to direct investments.
c.Administrative discretion. The Administrator may, in its discretion, include or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.
d.Allocation of earnings. As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:
1.to the extent that the assets in a Participant’s Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant’s Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant’s share of such pooled investment; and

2.to the extent that the assets in the Participant’s Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

e.Plan will follow investment directions. Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason or force majeure (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.
f.ERISA Section 404(c) provisions. The Participant Direction Procedures shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but not limited to, the following to the extent required under the Department of Labor regulations or guidance:
1.the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in Directed Investment Options;
2.the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the Directed Investment Options;
3.applicable restrictions on transfers to and from any Designated Investment Alternative;
4.any restrictions on the exercise of voting, tender and similar rights related to a Directed Investment Option by the Participants or their Beneficiaries;
5.a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of Directed Investment Options; and
6.general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of the following:
i.the investment vehicles available under the Plan, including specific information regarding any Designated Investment Alternative;
ii.any designated Investment Managers; and
iii.a description of the additional information which may be obtained upon request from the Fiduciary designated to provide such information.

g.Other documents. Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents (or in any other form including, but not limited to, electronic media) which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.
h.Instructions, guidelines or policies. The Administrator may, in its discretion, include or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.
i.Investment in ESOP component of Plan. The Employer and the Trustee have established an Employee Stock Ownership Plan as a component Plan within this Plan to invest in Company Stock. A Participant (or beneficiary or Alternate Payee) may direct the investment of his/her account balance in the Plan into the ESOP Company Stock Fund under the terms and conditions agreed upon between the Trustee and the Plan Administrator; provided, however, in compliance with Code §401(a)(35), there shall be no fewer than three other investment options within the Plan other than the ESOP Company Stock Fund and Participants must be allowed to exchange out of the ESOP Company Stock Fund no less frequently than quarterly. Each of the three investment options must be diversified and have materially different risk and return characteristics. For this purpose, investment options that constitute a broad range of investment alternatives within the meaning of Department of Labor Regulation §2550.404c-1(b)(3) are treated as being diversified and having materially different risk and return characteristics. Furthermore, except as permitted by Treas. Reg. §1.401(a)(35)-1(e), the Plan may not impose restrictions or conditions on the investment of Employer securities which the Plan does not impose on the investment of other Plan assets.
4.5    LOANS TO PARTICIPANTS
a.Permitted loans. The Administrator may, in the Administrator’s sole discretion, make Plan loans to currently employed Participants under the following circumstances: (1) loans shall be made available to such Participants on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount that is made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time.
b.Loan program. The Administrator shall be authorized to establish a Participant Loan Program to provide for loans under the Plan. The Participant Loan Program shall be established in accordance with Department of Labor regulation Section 2550.408(b)-1(d)(2) providing for loans by the Plan to parties-in-interest under this Plan, such as Participants or Beneficiaries. In order for the Administrator to implement such Participant Loan Program, a separate written document forming a part of this Plan must be adopted, which document shall specifically include, but need not be limited to, the following:
1.the identity of the person or positions authorized to administer the Participant loan program;
2.a procedure for applying for loans;

3.the basis on which loans will be approved or denied;

4.limitations, if any, on the types and amounts of loans offered;
5.the procedure under the program for determining a reasonable rate of interest;
6.the types of collateral which may secure a Participant loan;
7.any administrative charges to the Participant’s account; and
8.the events constituting default and the steps that will be taken to preserve Plan assets in the event such default.
Such Participant Loan Program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant Loan Program may be modified or amended in writing from time to time without the necessity of amending this Plan.
c.Loan limit. Loans made pursuant to this Section (when added to the outstanding balance of all other loans) made by a plan maintained by the Employer, shall be limited to the lesser of (i) $50,000 reduced by the amount of principal repaid on any prior loan within the 12-month period ending on the date a loan is made; or (ii) one-half of the Participant’s Vested Account balance. The minimum loan will be for $1,000. Loans shall provide for level amortization over a period not to exceed five years, with the frequency of payments to be determined as set forth in the Loan Program.
d.Loan default. Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a Plan loan made pursuant to this Section and such loan is secured by the Participant’s interest in the Plan, then, to the extent provided in the Participant loan program, a Participant’s interest may be offset by the amount subject to the security to the extent there is a distributable event permitted by the Code or Regulations.
e.Loans subject to Plan terms. Notwithstanding anything in this Section to the contrary, any Plan loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the Plan in effect at the time such loan was made.
4.6    ESOP PORTION OF PLAN
a.Effective Date. Effective September 1, 2010, the Employer established an Employee Stock Ownership Plan as a component of the Plan. All then existing investments in the Company Stock Fund in the Plan as of September 1, 2010, shall thereafter be considered an Employee Stock Ownership Plan (“ESOP”) as defined in Code §4975(e)(7).
b.ESOP Investments. All contributions and dividends directed by Participants for investment in the Company Stock Fund (ESOP) shall be considered as an investment in the ESOP component of the Plan.
c.Primary Investment in Company Stock The ESOP is designed to invest primarily (or exclusively) in Company Stock. With due regard to the foregoing, the Trustee may invest assets in the ESOP temporarily in any other investments permitted under the Plan, as the Trustee in its discretion shall determine is appropriate, pending investment in Company Stock when shares become available.
d.Restrictions on Purchase Terms. The ESOP may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder. All purchases of Company Stock shall be made at a price which, in the judgment of the Plan Administrator, is not less than the fair market value thereof.
4.7    SPECIAL ESOP ACCOUNTING
At each Valuation Date, the Plan Administrator shall:
a.Credit to the ESOP Company Stock Account of each Participant the number of shares of Company Stock (expressed in fund units) purchased at the direction of the Participant, and debit the ESOP Company Stock Account of each Participant the number of shares (expressed as units) of Company Stock sold at the direction of the Participant, since the prior Valuation Date.
b.Credit to each Participant’s ESOP Dividend Account any cash dividends paid to the Trustee since the last preceding Valuation Date with respect to shares of Company Stock deemed credited to such Participant’s Company Stock Account by virtue of the units held therein.
c.Any stock received by the Trustee as a stock split or as a result of a reorganization or other recapitalization of the Employer shall be allocated as of the date such stock is receivable by the Trustee in the same manner as the Company Stock to which it is attributable is then allocated.
4.8    ESOP DIVIDEND ACCOUNT AND PARTICIPANT ELECTIONS
Any cash dividends received on shares of Company Stock allocated to Participant’s ESOP Company Stock Account shall be allocated to the Participant’s ESOP Dividend Account. A Participant may elect whether (i) to reinvest the dividends in the ESOP Company Stock Fund, or (ii) to receive a cash distribution of the dividends after receipt by the ESOP Dividend Account (but in no event later than 90 days after the end of the Plan Year). A Participant shall be given a reasonable opportunity before the dividend is paid within which to make the election. If a Participant fails to make an affirmative election with respect to dividends on ESOP Company Stock, the dividends will be automatically reinvested in the ESOP Company Stock Fund. Dividend elections under the ESOP shall be made pursuant to procedures established by the Plan Administrator and applied to Participants on a uniform and nondiscriminatory basis.
4.9    VOTING OF COMPANY STOCK
a.The Trustee shall vote all Company Stock held by it as a part of the Plan assets at such time and in such manner as the Plan Administrator shall direct. If the Plan Administrator fails to give the Trustee timely instruction as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Company Stock and shall consider the Plan Administrator’s failure to give timely instructions as an exercise of the Plan Administrator’s rights and a directive to the Trustee not to vote said Company Stock.
b.Notwithstanding the foregoing, if the Employer has a registration-type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the ESOP Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, each Participant or beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the ESOP Company

Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter that involves the approval or disapproval of a corporate merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of all or substantially all of the assets of the trade or business, or such similar transaction as prescribed in regulations. For purposes of this Section, the term “registration-type class of securities” means (i) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (ii) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

4.10    PUT OPTION FOR NON-TRADED EMPLOYER SECURITIES
As long as Company Stock continues to be traded on any established securities market, this Section 4.10 will not have any operative effect. Any Participant who receives a distribution of Company Stock (if any) which is not tradable on an established securities market shall have the right to require that the Employer repurchase any Company Stock under a fair valuation formula (the “Put Option”), provided that the Plan may assume the Employer’s obligation in its discretion. The Put Option shall only be exercised during the 60 day period immediately following the date of distribution, and if it is not exercised within such 60 day period, then it can be exercised for an additional period of 60 days in the following Plan Year, beginning after the new determination of the Company Stock’s value (determined pursuant to Section 4.3), and notice to the Participant or beneficiary thereof. If a Participant exercises the Put Option, the Employer, or the Trust if the Administrator so directs, shall repurchase the Company Stock as follows:
a.If the distribution constitutes a Total Distribution, the payment of the fair market value of a Participant’s ESOP Company Stock Account shall be made in five substantially equal annual installments. The first installment shall be paid not later than 30 days after the Participant exercises the Put Option. The Employer or the Plan shall pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days.
b.If the distribution does not constitute a Total Distribution, the Plan or the Employer shall pay the Participant an amount equal to the fair market value of the Company Stock repurchased no later than 30 days after the Participant exercises the Put Option.
c.For purposes of this Section, “Total Distribution” means a distribution to a Participant or a beneficiary, within one taxable year to the recipient, of the entire balance to the credit of the Participant.
ARTICLE V
ADMISTRATION

5.1    POWERS AND RESPONSIBILITIES OF THE EMPLOYER
a.Appointment of Trustee and Administrator. In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of ERISA, the Plan and the Code. The Employer may appoint counsel, specialists, advisers, agents (including any non-fiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.
b.Appointment of Investment Manager. The Employer may appoint, at its option, an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide investment direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.
c.Funding policy and method. The Employer shall establish a funding policy and method, i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a funding policy and method shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such funding policy and method shall be consistent with the objectives of this Plan and with the requirements of Title I of ERISA.
d.Review of fiduciary performance. The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.
e.Delay in Processing Transactions. Notwithstanding anything in Articles III and IV to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason or force majeure (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.
5.2    DESIGNATION OF ADMINISTRATIVE AUTHORITY
The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator, The Employer has appointed the Brown-Forman Employee Benefits Committee as Administrator. An
Administrator may resign by delivering a written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.
If at any time there is no appointed Administrator, then the Employer shall be the Administrator.

5.3    ALLOCATION AND DELEGATION OF RESPONSIBILITIES
If more than one person is serving as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.
5.4    POWERS AND DUTIES OF THE ADMINISTRATOR
The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code §401(a), and shall comply with the terms of ERISA and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator’s duties under the Plan.
The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:
a.the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;
b.the authority to review and settle all claims against the Plan, including claims where the settlement amount cannot be calculated or is not calculated in accordance with the Plan’s benefit formula. This authority specifically permits the Administrator to settle disputed claims for benefits and any other disputed claims made against the Plan;
c.to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

d.to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;
e.to maintain all necessary records for the administration of the Plan;
f.to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;
g.to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;
h.to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

i.to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion (if the Trustee has such discretion) in a manner designed to accomplish specific objectives;
j.to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;
k.to act as the named Fiduciary responsible for communications with Participants as needed to maintain Plan compliance with ERISA Section 404(c), including, but not limited to, the receipt and transmitting of Participant’s directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;
l.to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and
m.to assist any Participant regarding the Participant’s rights, benefits, or elections available under the Plan.
The Administrator shall not be jointly or severally liable to any person for any actions or omissions of action in connection with the duties of the Administrator, except to the extent that the Administrator does not exercise the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. From the assets of the Trust, the Trustee or the Employer shall indemnify the Administrator against any and all claims, losses, damages, expenses and liabilities arising from any act of commission or omission if the act is judicially determined not to be a breach of fiduciary responsibility by the Administrator. The indemnification shall include attorney’s fees and all other costs and expenses reasonably incurred by the Administrator in defense of any action brought against said Administrator arising from such act of commission or omission.
5.5    RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.
5.6    APPOINTMENT OF ADVISERS
The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including non-fiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and to Plan Participants.
5.7    INFORMATION FROM EMPLOYER
The Employer shall supply full and timely information to the Administrator on all pertinent facts as the Administrator may require in order to perform its function hereunder and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the

Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.
5.8    PAYMENT OF EXPENSES
All reasonable expenses of administration may be paid out of the Plan assets unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including non-fiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts (if permitted) and other specialists and their agents, the costs of any bonds required pursuant to ERISA Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. In addition, unless specifically prohibited under statute, regulation or other guidance of general applicability, the Administrator may charge to the Account of an individual Participant a reasonable charge to offset the cost of making a distribution to the Participant, Beneficiary, or alternate payee under a qualified domestic relation order, as defined in Code §414(p), or for making a determination as to whether an order so qualifies. The general administration expenses of the third party recordkeeper and administration fees for processing loans and distributions may be paid from Participant’s accounts using the recordkeeper’s standard allocation procedures as approved by the Administrator. If liquid assets of the Plan are insufficient to cover the fees of the Trustee or the Plan Administrator, then Plan assets shall be liquidated to the extent necessary for such fees. In the event any part of the Plan assets becomes subject to tax, all taxes incurred will be paid from the Plan assets. Until paid, the expenses shall constitute a liability of the Trust Fund.
5.9    MAJORITY ACTIONS

Except where there has been an allocation and delegation of administrative authority pursuant to Section 5.3, if there is more than one Administrator, then they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf. Alternatively, the Administrators may allocate authority amongst themselves in a written document signed by all Administrators.
5.10    CLAIMS PROCEDURE
Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.
5.11    CLAIMS REVIEW PROCEDURE
Any Employee, Former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 5.10 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a review. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed and any evidence in support of the claim, shall be filed with the Administrator no later than sixty (60) days (45 days if the claim involves disability benefits) after receipt of the written notification provided for in Section 5.10. The Administrator shall then conduct a review within the next 60 days. The claimant or the claimant’s representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. A final decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days (45 days if the claim involves disability benefits) of receipt of the appeal (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60-day period (45 days if the claim involves disability benefits)). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. Notwithstanding the preceding, to the extent any of the time periods specified in this Section are amended by law or Department of Labor regulation, then the time frames specified herein shall automatically be changed in accordance with such law or regulation.
If the Administrator, pursuant to the claims review procedure, makes a final written determination denying a Participant’s or Beneficiary’s benefit claim, then in order to preserve the claim, the Participant or Beneficiary must file an action in a court in Jefferson County, Kentucky with respect to the denied claim not later than one hundred eighty (180) days following the date of the Administrator’s final determination.
ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1    DETERMINATION OF BENEFITS UPON RETIREMENT
Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant’s Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 3.4, shall continue until such Participant’s Late Retirement Date. Upon a Participant’s Retirement Date, or as soon thereafter as is practicable, the Administrator shall direct the distribution, at the election of the Participant, of the Participant’s entire Vested interest in the Plan (or any portion thereof), in accordance with Section 6.5.
6.2    DETERMINATION OF BENEFITS UPON DEATH
a.100% Vesting on death. Upon the death of a Participant before the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Account shall become fully Vested.
b.Distribution upon death. Upon the death of a Participant, the Administrator shall direct, in accordance with the provisions of Sections 6.6 and 6.7, the distribution of any remaining amounts credited to the accounts of the deceased Participant to such Participant’s Beneficiary.
c.Security for loans. Any security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account in determining the amount of the death benefit.
d.Determination of death benefit by Administrator. The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.
e.Beneficiary designation. The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s surviving spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:
1.the spouse has waived the right to be the Participant’s Beneficiary, or

2.the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no qualified domestic relations order as defined in Code §414(p) which provides otherwise), or
3.the Participant has no spouse (whether as a result of divorce or otherwise), or
4.the spouse cannot be located.
In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written notice (or in such other form as permitted by the Internal Revenue Service) of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.
f.Beneficiary if no beneficiary elected by Participant. In the event no valid designation of Beneficiary exists with respect to all or a portion of the death benefit, or if the Beneficiary of such death benefit is not alive at the time of the Participant’s death and no contingent Beneficiary has been designated, then such death benefit will be paid in the following order of priority to:

1.the Participant’s surviving spouse; or
2.the Participant’s estate.
If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary’s designated Beneficiary (or there is no designated Beneficiary, to the Beneficiary’s estate). In the case of death of an alternate payee assigned a benefit under this Plan in accordance with Section 6.13 for whom there is no valid beneficiary designated in either the domestic relations order assigning the alternate payee that benefit, or in a separate written beneficiary designation form, the alternate payee’s benefit shall be paid to the alternate payee’s estate.
g.Divorce revokes spousal beneficiary designation. Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant’s designation of the spouse as a Beneficiary (retaining the designation of any person named as contingent beneficiary on a previously-filed designation form) unless the decree or a qualified domestic relations order (within the meaning of Code §414(p)) provides otherwise or a subsequent beneficiary designation is made.
h.Spousal consent. Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

6.3    DISABILITY RETIREMENT BENEFITS
a.100% Vesting on Disability. Upon the Disability of a Participant before the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Account shall become fully Vested.
b.Distribution upon Disability. Upon termination of employment due to Disability, the Administrator shall direct the distribution, at the election of the Participant, of the Participant’s entire Vested interest in the Plan in accordance with Section 6.5.
c.Definition of Disability. “Disability” shall mean the inability of Participant to continue to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or be of long continued or indefinite duration. The permanence and degree of the impairment shall be supported by medical evidence satisfactory to the Administrator. Disability excludes any disability which:
i.is contracted, suffered, or incurred while the Participant is engaged in a criminal enterprise;
ii.results from an intentional self-inflicted injury; or

iii.occurs while in service in the Armed Forces and which prevents the Participant from returning to employment with the Employer, and for which the Participant receives a military pension
6.4    DETERMINATION OF BENEFITS UPON TERMINATION; VESTING
a.Payment available after termination of employment. If a Participant’s employment with the Employer is terminated for any reason other than death, Disability, or retirement, then such Participant shall be entitled to such benefits as are then Vested as provided below. At the election of the Participant, the Administrator shall direct the distribution of the entire Vested portion of the Terminated Participant’s Account be payable to such Terminated Participant as soon as administratively feasible after termination of employment. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code §411(a)(11) and the Regulations thereunder.
If the value of a Terminated Participant’s Total Vested Benefit (determined in accordance with Section 6.5(c)) does not exceed $5,000, then the Participant’s Total Vested Benefit shall be paid in accordance with Section 6.5(b) in a single lump sum as soon as administratively feasible after termination of employment. For all other Participants, payments shall commence after the Participant’s election and consent in accordance with Section 6.5, or, if a Participant does not consent earlier, at the required beginning date as defined in Sections 6.6 and 6.7.
For purposes of this Section, if the value of a Terminated Participant’s Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit, subject to such amount being restored in accordance with the last sentence of Section 6.4(h) below, if the Participant is rehired within the timeframe there listed.
b.Latest Time to Allow Payments of Company Stock. Each Participant shall have a right to elect to be paid the portion of his vested ESOP Company Stock Account at the time(s)

otherwise provided in this Plan, but in no event may the Plan or Administrator delay a Participant’s right to elect a distribution from such Account longer than the periods provided below:
1.Such portion shall be paid in over a period not longer than five (5) years, or, if the value of such accounts exceeds $1,070,000 (or such greater amount as may be in effect under Code §409(o)(1)(C)), five (5) years plus one (1) additional year (but not more than five (5) additional years) for each $210,000 (or such greater amount as may be in effect under Code §409(o)(1)(C)) or fraction thereof by which the value of such accounts exceeds the dollar threshold then in effect, in each case in substantially equal periodic payments (not less frequently than annually) over that maximum payment period.
2.Except as provided below, payments under (1) must be allowed to commence as early as one (1) year after the end of the following:
i.In the case of a Participant whose employment terminates after he attains age sixty-five (65), or at any age by reason of Death or Disability, the Plan Year in which his employment terminates.

ii.In the case of a Participant whose employment terminates under circumstances not described in (i), the fifth Plan Year following the year in which his employment terminates, provided that, this subsection shall not apply if the Participant is reemployed before the end of such fifth Plan Year.
c.Vesting schedule. The Vested portion of the Account of any Participant attributable to Employer contributions shall be a percentage of the total amount credited to the Participant’s Accounts determined on the basis of the Participant’s number of whole year Years of Service according to the following schedule(s):
1.The Elective Deferral Account, the Qualified Matching Contribution Account, the Qualified Nonelective Contribution Account, the Voluntary Contribution Account, the Rollover Account and the ESOP Dividend Account shall be 100% Vested regardless of a Participant’s number of whole year Years of Service.
2.The Vested portion of the Participant’s CORE Account shall be determined in accordance with the following vesting schedule:

Vesting Schedule
CORE Contribution Account
Years of Service	Percentage

Less than 5	0
5 or more	100

3.The Vested portion of the Matching Contribution Account and the Nonelective Contribution Account shall be subject to the following vesting schedule:

Vesting Schedule
Matching Contribution Account
Years of Service	Percentage

Less than 1	0%
1 but less than 2	25%
2 but less than 3	50%
3 but less than 4	75%
4 or more	100%

The above referenced vesting schedule shall apply to the Transfer Nonelective (Profit Sharing) Contribution Accounts of those participants who became participants in this Plan upon the merger of the Brown-Forman Winery Operations Savings Plan into this Plan and whose Nonelective Contributions were not yet fully vested, said vesting schedule being identical to the Nonelective Contribution vesting schedule in the Winery Plan.
d.No reduction in Vested percentage due to change in vesting schedule. Notwithstanding the vesting schedule above, the Vested percentage of a Participant’s
Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

e.Time of application of vesting schedule liberalization. In the absence of any provision to the contrary, any direct or indirect increase to a Participant’s Vested percentage (at any point on a vesting schedule) will not apply to a Participant unless and until such Participant completes an Hour of Service after the effective date of such amendment.
f.100% Vesting on partial or full Plan termination. Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.
g.Continuation of old schedule upon subsequent amendment if 3 years of service. The computation of a Participant’s nonforfeitable percentage of such Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan, In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, then each Participant with an Hour of Service after such change and who has at least three (3) whole year Years of Service as of the expiration date of the election period may elect to have such Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment or change. If such a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the date the amendment is adopted or deemed to be made and shall end sixty (60) days after the latest of:
1.the adoption date of the amendment,
2.the effective date of the amendment, or

3.the date the Participant receives written notice of the amendment from the Employer or Administrator.
h.Buy-Back if Reemployed before Five 1-year Breaks in Service. If a Participant becomes a Former Employee due to severance from employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service and such Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 3.1(d), such contribution will first be applied to restore any such Accounts and the remainder shall be allocated in accordance with the terms of the Plan.
If a non-Vested Participant was deemed to have received a distribution and such Participant is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.
i.Important Defined Terms Related to Service for Vesting.
1.“Year of Service” for purposes of vesting is determined on the basis of elapsed time. For vesting purposes, a Year of Service is equal to twelve (12) Months of Service, beginning on the date the Employee first performs an Hour of Service, whether or not the Months of Service are completed consecutively, and ending on the date the Employee retires, quits, is discharged, or dies, provided there is no Reemployment Date within 12 months thereafter; if there is a Reemployment Date within that period, Service will count even the period of absence. If an Employee’s active service for the Employer ends due to another reason (including disability, vacation, leave of absence, layoff with expectation of recall or reemployment, etc.) and such active service does not resume within 12 months (or such longer period provided in the definition of 1-Year Break in Service), Service will cease being credited at the beginning of that period of absence. In each case, the period of time beginning on the date active service ends is referred to herein as a “Period of Severance.”
For purposes of this Section, “Reemployment Date” means the first date upon which an Employee is credited with an Hour of Service following a Period of Severance.
To determine the number of whole Years of Service all of an individual’s service, nonsuccessive periods of service are aggregated and less than whole year periods of service (whether or not consecutive) are aggregated on the basis that twelve (12) Months of Service (thirty days are deemed to be a month in the case of the aggregation of fractional months) or three hundred sixty-five (365) days of service equal a whole Year of Service. For purposes of vesting, after calculating the Participant’s period of service as provided in this section, the Plan may disregard any remaining less than whole year, twelve (12) month, or three hundred sixty-five (365) day period of service.
A Month of Service shall mean a calendar month during any part of which an Employee completes an Hour of Service. However, an Employee is credited with a Month of Service for each month in which the Employee does not incur a Period of Severance.
Years of Service with any Affiliated Employer shall be recognized, with these specific additions:
i.Employees of B-F Travel are credited with Service for vesting purposes for all Years of Service with B-F Travel from the date of commencement of employment with B-F Travel;
ii.Employees of Jack Daniel’s Properties, Inc. are credited with Service for vesting purposes from the earlier of their date of commencement of employment with Brown-Forman Corporation or their date of commencement of employment with Jack Daniel’s Properties, Inc.; and
iii.Sales and Brand Support Employees of Fetzer Vineyards and Jekel Vineyards are credited with Service for vesting purposes for all Years of Service with Fetzer and Jekel from the later of (i) the acquisition date of said companies or (ii) the Employee’s date of hire.
If any Employee becomes a Former Employee due to severance from employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service occur, then the Former Employee’s prior service shall count in the same manner as if severance from employment with the Employer had not occurred and shall be eligible for the Buy-Back provisions of Section 6.4 (i).
If any Employee becomes a Former Employee due to severance from employment with the Employer and is reemployed after a 5-Year Break in Service has occurred, Years of Service shall include Years of Service prior to the 5-year Break in Service subject to the following rules:
i.Rule of parity. In the limited case of a Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions (including no Elective Deferrals which are treated for this purpose as employer contributions). Years of Service before a period of consecutive 1-Year Breaks in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior period of five (5) consecutive 1-Year Breaks in Service.
ii.Vesting after five (5) consecutive 1-Year Breaks in Service. After a Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Participant’s Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained for (1) the non-forfeitable benefits attributable to pre-break service, and (2) the Participant’s Employer derived account balance in the Plan attributable to post-break service.
2.“Hour of Service” means (i) each hour for which an Employee is directly or indirectly compensated or entitled to Compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (ii) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence authorized in writing by the Employer) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2, which is incorporated herein by reference); (iii) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (i) or (ii), as the case may be, and under (iii).
Notwithstanding (ii) above, (a) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (b) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; (c) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and (d) Hours of Service are not credited to an Employee for payments made by this Plan or any other pension or profit sharing plan maintained by the Employer.
For purposes of (ii) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
Each Employee for whom records of actual Hours of Service are maintained and available shall be credited with such Employee’s actual Hours of Service.
Notwithstanding the foregoing, each Employee for whom records of actual Hours of Service are not maintained or available shall be credited with:
a.ten (10) Hours of Service for each day for which the Employee is required to be credited with at least one (1) Hour of Service under this Section;

b.forty-five (45) Hours of Service for each week for which the Employee is required to be credited with at least one (1) Hour of Service under this Section;
c.hours Worked, as defined in Labor Regulation Section 2530.200b-3(d)(3)(i) in which 870 Hours Worked are equivalent to 1,000 Hours of Service, and 435 Hours Worked are equivalent to 500 Hours of Service; or
d.hours of Service determined on the basis of periods of employment which are the payroll periods applicable to the Employee. An Employee is credited with Hours of Service, determined in accordance with the following table, for each payroll period in which the Employee actually has at least one (1) Hour of Service:

PAYROLL PERIOD	HOURS OF SERVICE CREDITED
weekly	45
semi-monthly	95
monthly	190

An Employee on leave of absence for service on active duty in the Armed Forces of the United States shall receive upon return to the service of the Employer, in addition to credit for Hours of Service to which the Employee is entitled under this Section, such other credit as may be prescribed by Federal laws relating to military and veterans’ reemployment rights.
For purposes of this Section, Hours of Service will be credited for employment with any Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference,
3.“1-Year Break in Service” means, for purposes of vesting, a Period of Severance (as defined in the definition of Years of Service) of at least 12 consecutive months. In the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For such person, the Period of Severance begins on the second 12-month anniversary of the first day the individual was absent from work. The period between the first and second anniversaries of the first day of absence from work is neither a period of service nor a Period of Severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.
6.5    DISTRIBUTION OF BENEFITS
a.The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant’s Beneficiary the amount (if any) to which the Participant (or Beneficiary) has become entitled under the Plan in one or more of the following methods:
1.One lump-sum payment in cash, or to the extent of a Participant’s Company Stock Account in the ESOP component of the Plan, in cash or in Company Stock, at the election of the Participant.
2.Payments over a period certain in cash installments. The period over which such payment is to be made shall not extend beyond the Participant’s life expectancy (or the life expectancy of the Participant and the Participant’s designated Beneficiary).
b.A distribution to a Participant who has a Total Vested Benefit which exceeds $5,000 shall require such Participant’s consent (in writing or in such other (i.e., electronic) form as permitted by the Internal Revenue Service) if such distribution commences before the required beginning date set out in Sections 6.6 and 6.7.

Any such distribution may be made less than thirty (30) days after the notice required under Regulation §1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution. Further, the description of a Participant’s right, if any, to defer receipt of a distribution also will describe the consequences of failing to defer receipt of the distribution.
c.The Administrator shall make a distribution to a Participant who has a Total Vested Benefit which does not exceed $5,000 without the need for consent of the Participant. If a mandatory distribution greater than $1,000 is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant’s consent, and the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall direct that the distribution be made in a direct rollover to an Individual Retirement Account described in Code §408(a) or an Individual Retirement Annuity described in Code §408(b), as designated by the Administrator, The Administrator may operationally implement this provision with respect to distributions that are $1,000 or less or may make such distributions in a lump sum cash payment.
d.If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant’s Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant’s Vested portion of the account will be equal to an amount (“X”) determined by the formula:
X equals P(AB plus D) - D
For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution, and the relevant time is the time at which, under the Plan, the Vested percentage in the account cannot increase.
e.Required minimum distributions (Code §401(a)(9)). Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits shall be made in accordance with the requirements of Sections 6.6-6.8.

6.6    REQUIRED DISTRIBUTION OF BENEFITS UPON DEATH
a.The death benefit payable pursuant to Section 6.2 shall be paid to the Participant’s Beneficiary within a reasonable time after the Participant’s death in one lump-sum payment in cash; provided, however, all or any portion of the Participant’s Company Stock Account in the ESOP component of the Plan may be made in cash or in Company Stock, as elected by the Participant’s Beneficiary.
b.Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall comply with the requirements of Sections 6.8.

6.7    REQUIRED TIME OF DISTRIBUTION
a.Timing. Except as limited by Section 6.8, whenever a distribution is to be made, or a series of payments are to commence, the distribution or series of payments may be made or begun as soon as practicable. However, unless a Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs; (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates service with the Employer.
b.Deemed Deferral. Notwithstanding the foregoing, the failure of a Participant and, if applicable, the Participant’s spouse, to consent to a distribution that is immediately distributable (within the meaning of Section 6.5), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.
6.8    REQUIRED MINIMUM DISTRIBUTIONS
a.General Rules. The requirements of this Section shall apply to any distribution of a Participant’s interest in the Plan and take precedence over any inconsistent provisions of the Plan. All distributions required under this Section will be determined and made in accordance with the Regulations under Code §401(a)(9) and the minimum distribution incidental benefit requirement of Code §401(a)(9)(G).
b.Time and manner of distribution
1.Required beginning date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.
2.Death of Participant before distributions begin. If the Participant dies before distributions begin, the Participant’s entire death benefit will be distributed, or begin to be distributed, as follows:
i.If the Participant or Beneficiary elects, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or, if the Participant’s surviving spouse is the Participant’s designated beneficiary, by December 31 of the calendar year in which the Participant would have attained age 70½, if later. Alternatively, the Participant or Beneficiary may elect to have distribution of the Participant’s death benefit be completed by the December 31 of the calendar year containing the fifth anniversary of the Participant’s death. In the absence of any election (including the failure to commence required minimum distributions described by this Section by the December 31 of the calendar year immediately following the calendar year in which the Participant died), distribution of the Participant’s death benefit shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
ii.If there is no beneficiary as of September 30 of the year following the year of the Participant’s death, the distribution of the Participant’s death benefit will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
iii.If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.8(b), other than this paragraph, will apply as if the surviving spouse were the Participant. Thus, in all such cases, the time at which distributions must commence (or be completed by) shall be determined solely by reference to the year that the Participant died, and not the year in which the Participant would have attained age 70½.
For purposes of this Section 6.8(b), unless a surviving spouse is electing to commence benefits based upon the date that the Participant would have attained age 70½, distributions are considered to begin on the Participant’s required beginning date. If the surviving-spouse election applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.8(b).
3.Forms of distribution. Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.8(c) and 6.8(d). All distributions under this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code §411(a)(11) and the Regulations thereunder.
c.Required minimum distributions during Participant’s lifetime
1.Amount of required minimum distribution for each distribution calendar year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
i.the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation §1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
ii.if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse and the spouse is more than 10 years younger than the Participant, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Regulation §1.401(a)(9)-9, using the

Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
2.Lifetime required minimum distributions continue through year of Participant’s death. Required minimum distributions will be determined under this Section beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

d.Required minimum distributions after Participant’s death
1.Death on or after date distributions begin.
i.Participant survived by designated beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participants’ death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
A.The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
B.If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
C.If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
ii.No designated beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
2.Death before date distributions begin.

i.Participant survived by designated beneficiary. Except as provided in Section 6.8(b)(3), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 6.8(d)(1).
ii.No designated beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary identified as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.
iii.Death of surviving spouse before distributions to surviving spouse are required to begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.8(b), this Section 6.8(d)(2) will apply as if the surviving spouse were the Participant.
e.Definitions. For purposes of this Section, the following definitions apply:
1.“Designated beneficiary” means the individual who is designated as the Beneficiary under Section 6.2 of the Plan and is also considered the designated beneficiary under Code §401(a)(9) and Regulation §1.401(a)(9)-4, Q&A-4.
2.“Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s “required beginning date.” For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.8(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s “required beginning date.” The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s “required beginning date” occurs, will be made on or before December 31 of that distribution calendar year.
3.“Life expectancy” means the life expectancy as computed by use of the Single Life Table in Regulation §1.401(a)(9)-9, Q&A-1.
4.“Participant’s account balance” means the “Participant’s account balance” as of the last Valuation Date in the calendar year immediately preceding the Distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. For this purpose, Administrator may exclude contributions that are allocated to the account balance as of dates in the valuation calendar year after the Valuation Date, but that are not actually made during the valuation calendar year. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution calendar year if distributed or transferred in the valuation calendar year.
5.“Required beginning date” means, with respect to any Participant, April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires, except that benefit distributions to a 5-percent owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70½.
6.“5-percent owner” means a Participant who is a 5-percent owner as defined in Code §416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70½. Once distributions have begun to a 5-percent owner under this Section they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.
f.Transition rules
1.Rules for plans in existence before 1997. Any required minimum distribution rights conferred on Participants in order to comply with (or as a means of complying with) the changes to Code §401(a)(9) made by the Small Business Jobs Protection Act of 1996 shall be preserved.
2.Applicable regulations. Notwithstanding any Plan provision to the contrary, required minimum distributions before 2003 were made in accordance with the terms of this Plan prior to this restatement.
g.Statutory (TEFRA) Transition Rules
1.Notwithstanding the other provisions of this Section, other than the spouse’s right of consent afforded under the Plan, distributions may be made on behalf of any Participant, including a five percent (5%) owner, who has made a designation in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and in accordance with all of the following requirements (regardless of when such distribution commences):
i.The distribution by the Plan is one which would not have disqualified such plan under Code §401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.
ii.The distribution is in accordance with a method of distribution designated by the Participant whose interest in the plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.
iii.Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

iv.The Participant had accrued a benefit under the Plan as of December 31, 1983.

v.The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.
2.A distribution upon death will not be covered by the transitional rule of this subsection unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.
3.For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (i)(i) and (1)(v) of this subsection.
4.If a designation is revoked, any subsequent distribution must satisfy the requirements of Code §401(a)(9) and the Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code §401(a)(9) and the Regulations thereunder, but for the Section 242(6)(2) election. Such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).
5.In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Regulation §1.401(a)(9)-8, Q&A-14 and Q&A-15, shall apply.
6.9    DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL
In the event a distribution is to be made to a minor or incompetent individual, then the Administrator may direct that such distribution be paid to the court-appointed legal guardian or ally other person authorized under state law to receive such distribution, or if none, then in the case of a minor Beneficiary, to a parent of such Beneficiary, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the guardian, custodian or parent of a minor or incompetent individual shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.
6.10    LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN
In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder which does not require consent prior to payment shall remain unpaid solely by reason of the inability of the Administrator, after sending a letter to the last known address and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, if the Plan provides for mandatory distributions and the amount to be distributed to a Participant or Beneficiary does not exceed $1,000, then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code §408(a) or an individual retirement annuity described in Code §408(b) at the time it is determined that the whereabouts of the Participant or the Participant’s Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. Upon Plan termination, the portion of the distributable amount that is an eligible rollover distribution as defined in Plan Section 6.14 may be paid directly to an individual retirement account described in Code §408(a) or an individual retirement annuity described in Code §408(b). However, regardless of the preceding, a benefit that is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.
6.11    IN-SERVICE WITHDRAWALS FOR HARDSHIP
a.The Administrator, at the election of a Participant currently employed as an Employee, shall direct the Trustee to distribute to any such Participant from the vested portion of the Participant’s Account the amount necessary to satisfy the immediate and heavy financial need of the Participant, subject to the limitations of this Section. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution. Any withdrawal made pursuant to this Section shall be deemed to be on account of an immediate and heavy financial need of the Participant if the withdrawal is for:
1.Expenses for (or necessary to obtain) medical care (for the Participant or the spouse or dependent of the Participant) that would be deductible by the Participant under Code §213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
2.Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
3.Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code §152, and without regard to Code §152(d)(1)(B));
4.Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (as defined in Code §152, and without regard to Code §§152(b)(1), (b)(2), and (d)(1)(B));
5.Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence; or

6.Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
b.No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant’s representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

1.The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;
2.The Participant has obtained all distributions, including all currently available ESOP dividend distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer or has satisfied the Administrator that taking such a loan would compound the hardship; and
3.The Plan, and all other plans maintained by the Employer, provide that the Participant’s Elective Deferrals will be suspended for at least six (6) months after receipt of the hardship distribution.
c.Notwithstanding the above, distributions from the Participant’s “elective account” pursuant to this Section shall be limited in amount, as of the date of distribution, to the Participant’s “elective account” as of the end of the last Plan Year ending before July 1, 1989, plus the sum of the Participant’s Elective Deferrals after such date, reduced by the amount of any previous distributions from this Account pursuant to this Section. A Participant’s “elective account” shall be the amount attributable to Elective Deferrals, Qualified Matching Contributions, and Qualified Nonelective Contributions as of the end of the last Plan Year ending before July 1, 1989.
d.Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code §411(a)(11) and the Regulations thereunder.
e.Hardship distributions may be made from only the following accounts:
1.Pre-Tax Deferral Account and/or Roth Elective Deferral Account, subject to the limitations described above with respect to hardship distributions of Elective Deferrals;
2.Matching Contribution Account;
3.Rollover Account;
4.Nonelective Contribution Account;
5.Transfer Account;

6.Company Stock Account; or
7.ESOP Dividend Account.
6.12    OTHER IN-SERVICE WITHDRAWALS
At such time as a Participant shall have attained age 59½, the Administrator, at the election of the Participant who has not severed employment with the Employer, shall direct the Trustee to distribute all of a portion of the amount the credited to the accounts specified below maintained on behalf of the Participant. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other eligible Employee. Any distribution made pursuant to this Section shall be made in the manner consistent with Section 6.5, including but not limited to all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. The following provision(s) also apply:
a.no such distribution shall be made from an Account until such Account has become fully Vested.
b.no such distribution shall be made unless the Participant has attained age 59½ and been a Participant for at least 2 years.
c.if otherwise eligible, pre-retirement distributions may be made from all Plan Accounts, i.e., Elective Deferral Account, Matching Contribution Account, Nonelective (Profit Sharing) Contribution Account, Company Stock Account, ESOP Dividend Account, Rollover Account, and any Transfer Account.
6.13    QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION
All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee under a qualified domestic relations order. Furthermore, a distribution to an alternate payee shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not separated from service and has not reached the earliest retirement age. For the purposes of this Section, the terms “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code §414(p).
A domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (“QDRO”) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death. A domestic relations order described in the preceding sentence is subject to the same requirements and protections that apply to QDROs.
6.14    DIRECT ROLLOVER
a.Right to direct partial rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have only a portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. However, the minimum partial rollover must equal at least $500.
b.Defined Terms. For purposes of this Section the following definitions shall apply:
1.An “eligible rollover distribution” means any distribution described in Code §402(c)(4) and generally includes any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s Designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code §401(a)(9); the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution reasonably expected to total less than $200 during a year. Any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.
2.An “eligible retirement plan” is an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b), (other than an endowment contract), a qualified trust (an employees’ trust) described in Code §401(a) which is exempt from tax under Code §501(a) and which agrees to separately account for amounts transferred into such plan from this Plan, an annuity plan described in Code §403(a), an eligible deferred compensation plan described in Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality thereof which agrees to separately account for amounts transferred into such plan from this Plan, and an annuity contract described in Code §403(b) that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code §414(p).
3.A “distributee” includes an Employee or Former Employee. In addition, the Employee’s or Former Employee’s surviving spouse and the Employee’s or Former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code §414(p), are distributees with regard to the interest of the spouse or former spouse.
4.A “direct rollover” is a payment by the Plan to the “eligible retirement plan” specified by the distributee.
c.Participant Notice. A Participant entitled to an eligible rollover distribution must receive a written explanation of his/her right to a direct rollover, the tax consequences of not making a direct rollover, and, if applicable, any available special income tax elections. The notice must be provided within the 30-180 day period before distribution, The direct rollover notice must be provided to all Participants, unless the total amount the Participant will receive as a distribution during the calendar year is expected to be less than $200.
d.Direct Rollover of Non-Spousal Distribution. A non-spouse beneficiary who is a “designated beneficiary” under Code §401(a)(9)(E) and the regulations thereunder, by a direct trustee-to-trustee (“direct rollover”), may roll over all or any portion (with a minimum of $500) of his/her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.

If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a 60-day rollover. If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code §401(a)(9)(E). A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under the applicable Treasury regulations and other Revenue Service guidance.
e.Direct Rollover to Qualified Plan/403(h) Plan/Rollover to Roth IRA. A Participant may elect to transfer employee (after-tax) or Roth elective deferral contributions by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible gross income. A Participant may also roll over distributions of his pre-tax account to a Roth individual retirement account.
6.15    TRANSFER OF ASSETS FROM A MONEY PURCHASE PLAN
Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee’s attainment of Normal Retirement Age, death, disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code §414(1), to this Plan from a money purchase pension plan qualified under Code §401(a) (other than any portion of those assets and liabilities attributable to after-tax voluntary employee contributions or to a direct or indirect rollover contribution).
6.16    CORRECTIVE DISTRIBUTIONS
Nothing in this Article shall preclude the Administrator from making a distribution to a Participant, to the extent such distribution is made to correct a qualification defect in accordance with the corrective procedures under any voluntary compliance program.
ARTICLE VII
AMENDMENT, TERMINATION, MERGERS

7.1    AMENDMENT
a.General rule on Employer amendment. The Employer shall have the right at any time to amend this Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee’s or Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.
b.Impermissible amendments. No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates, or causes any reduction in the amount credited to the account of any Participant, or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.
c.Anti-cutback restrictions. Except as permitted by Regulations (including Regulation §1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any Code §411(d)(6) protected benefit or adds or modifies conditions relating to Code §411(d)(6) protected benefits which results in a further restriction on such benefits unless such “Section 411(d)(6) protected benefits” are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. The term “ Code §411(d)(6) protected benefits” means benefits described in Code §411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. An amendment which has the effect of decreasing a Participant’s Account balance with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. The preceding shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.
7.2    TERMINATION
a.Termination of Plan. The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants’ Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture,
b.Distribution of assets. Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Plan to Participants in a manner which is consistent with the provisions of Section 6.5 except that no Participant or spousal consent is required. Distributions to a Participant shall be made in cash or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of Code §411(d)(6) protected benefits in accordance with Section 7.1(e).
c.Abandoned plan. If the Employer, in accordance with DOL guidance, abandons the Plan, then the Trustee (or Insurer) or other party permitted to take action as a qualified terminal administrator (QTA), may terminate the Plan in accordance with applicable Department of Labor and IRS regulations and other guidance.
7.3    MERGER, CONSOLIDATION OR TRANSFER OF ASSETS
This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust, only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any Code §411(d)(6) protected benefits in accordance with Section 7.1(e).
ARTICLE VIII
TOP-HEAVY

8.1    TOP-HEAVY PLAN REQUIREMENTS
a.Top-Heavy requirements. For any Top-Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions as provided in Section 3.4, shall receive the minimum required allocation of Section 8.1(b) if eligible pursuant to the provisions of Section 8.1(e).
b.Minimum required allocation for Top-Heavy Plan Years. For any Top-Heavy Plan Year, the sum of the Employer contributions allocated to the Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s 415

Compensation (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a required aggregation group). However, if (1) the sum of the Employer contributions allocated to the Participant’s Account of each Key Employee for such Top-Heavy Plan Year is less than three percent (3%) of each Key Employee’s 415 Compensation and (2) this Plan is not required to be included in an aggregation group to enable a defined benefit plan to meet the requirements of Code §401(a)(4) or §410, then the sum of the Employer contributions allocated to the Participant’s Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Account of any Key Employee. However, in determining whether a Non-Key Employee has received the minimum required allocation, such Non-Key Employee’s Elective Deferrals shall not be taken into account. The minimum allocation required (to the extent required to be nonforfeitable under Code §416(6)) may not be forfeited under Code §411(a)(3)(B) or 411(a)(3)(D).
However, no minimum required allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code §412 included with this Plan in a required aggregation group, if the other defined contribution plan subject to Code §412 satisfies the minimum required allocation.
Catch up Contributions are not counted in determining the minimum allocation required in a Top-Heavy Plan during a Top-Heavy Plan Year under Code §416 (but Catch-Up Contributions made in prior years are counted in determining whether the Plan is a Top-Heavy Plan).
c.Top-Heavy contribution allocation. For purposes of the minimum required allocation set forth above, the percentage allocated to the Account of any Key Employee who is a Participant shall be equal to the ratio of the sum of the Employer contributions (excluding any Catch-Up Contributions) allocated on behalf of such Key Employee for the Plan Year divided by the 415 Compensation for such Key Employee for the Plan Year.
d.Matching contributions used to satisfy top-heavy contribution. Matching Contributions shall be taken into account for purposes of satisfying the minimum required allocation of Code §416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum required allocation shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum required allocation shall be treated as Matching Contributions for purposes of the ACP Test and other requirements of Code §401(m).

e.Participants eligible for top-heavy allocation. For any Top-Heavy Plan Year, the minimum required allocation set forth above shall be allocated to the Nonelective Contribution Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year regardless of the Non-Key Employee’s level of Compensation, including Non-Key Employees who have (1) failed to complete any period of service required to share in an allocation absent the Plan’s top Heavy status; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, Elective Deferrals, to the Plan.
f.Top-Heavy allocation if DB and DC plans maintained. In lieu of the above, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a required aggregation group which is top-heavy, the minimum benefit for Non-Key Employees may be provided in any one of the Plans, or the minimum benefit requirement may be satisfied by aggregating the contribution made in all of the aggregated defined contribution plans of the Employer.

g.415 Compensation for top-heavy purposes. For the purposes of this Section, 415 Compensation will be limited to the same dollar limitation set forth in Section 1.10, adjusted in such manner as permitted under Code §415(d).
8.2    DETERMINATION OF TOP-HEAVY STATUS
a.Definition of Top-Heavy Plan. This Plan shall be a Top-Heavy Plan if any of the following conditions exists:
1.if the “top-heavy ratio” for this Plan exceeds sixty percent (60%) and this Plan is not part of any “required aggregation group” or “permissive aggregation group”;
2.if this Plan is a part of a “required aggregation group” but not part of a “permissive aggregation group” and the “top-heavy ratio” for the group of plans exceeds sixty percent (60%); or
3.if this Plan is a part of a “required aggregation group” and part of a “permissive aggregation group” and the “top-heavy ratio” for the “permissive aggregation group” exceeds sixty percent (60%).
b.Top-heavy ratio. “Top-heavy ratio” means, with respect to a “determination date:”
1.If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan (as defined in Code §408(k)) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the “determination date” has or has had accrued benefits, the top-heavy ratio for this plan alone or for the “required aggregation group” or “permissive aggregation group” as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the “determination date” (including any part of any account balance distributed in the 1-year period ending on the “determination date”), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the “determination date”), both computed in accordance with Code §416 and the Regulations thereunder.
Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the “determination date,” but which is required to be taken into account on that date under Code §416 and the Regulations thereunder.
2.If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the “determination date” has or has had any accrued benefits, the top-heavy ratio for any “required aggregation group” or “permissive aggregation group” as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the “determination date,” and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the “determination date,” all determined in accordance with

Code §416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the “determination date”.
3.For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent “valuation date” that falls within or ends with the 12-month period ending on the “determination date,” except as provided in Code §416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 1-year period ending on the “determination date” will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code §416 and the Regulations thereunder, Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the “determination dates” that fall within the same calendar year.
The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).
c.Defined Terms. For purposes of this Article:
1.“Determination date” means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, “determination date” means the last day of that Plan Year.
2.“Key Employee” means an Employee as defined in Code §416(i) and the Regulations thereunder. Generally, any Employee or Former Employee (as well as each of the Employee’s or Former Employee’s Beneficiaries) is considered a Key Employee if the Employee or Former Employee, at any time during the Plan Year that contains the “determination date” is described in one of the following categories:
i.an officer of the Employer (as that term is defined within the meaning of the Regulations under Code §416) having annual 415 Compensation greater than $130,000 (as adjusted under Code §416(i)(1)).
ii.a “five percent owner” of the Employer. “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code §318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code §§414(b), (c), (m) and (o) shall be treated as separate employers.
iii.a “one percent owner” of the Employer having an annual 415 Compensation from the Employer of more than $150,000. “One percent owner” means any person who owns (or is considered as owning within the meaning of Code §318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code §§414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code §§414(b), (c), (m) and (o) shall be taken into account,
In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code §§414(b), (e), (m) and (o) shall be treated as separate employers. In determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code §§414(b), (c), (m) and (o) shall be taken into account.
3.“Non-Key Employee” means any Employee or Former Employee (and such Employee’s or Former Employee’s Beneficiaries) who is not a Key Employee.
4.“Permissive aggregation group” means the “required aggregation group” of plans plus any other plan or plans of the Employer or any Affiliated Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code §§401(a)(4) and 410.
5.“Required aggregation group” means: (1) each qualified plan of the Employer or any Affiliated Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the determination date or any of the four preceding plan years (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer or any Affiliated Employer which enables a plan described in (1) to meet the requirements of Code §§401(a)(4) or 410.
6.“Valuation date” means the date elected by the Employer as of which account balances or accrued benefits are valued for purposes of calculating the “top-heavy ratio.”
ARTICLE IX
MISCELLANEOUS

9.1    PARTICIPANT'S RIGHTS
This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or

Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.
9.2    ALIENATION OF BENEFITS
a.General rule. Subject to the exceptions provided below, and as otherwise permitted by the Code and ERISA, no benefit which shall be payable to any person (including a Participant or the Participant’s Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized, except to such extent as may be require.
b.Exception for loans. Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, by reason of a loan made pursuant to Section 4.5. At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness,
c.Exception for QDRO. Subsection (a) shall not apply to a qualified domestic relations order defined in Code §414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.
d.Exception for certain debts to Plan. Subsection (a) shall not apply to an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code §§401(a)(13)(C) and (D).
9.3    CONSTRUCTION AND INTERPRETATION OF PLAN
a.Applicable state laws. This Plan shall be construed and enforced according to the Code, ERISA and the laws of the Commonwealth of Kentucky, other than its laws respecting choice of law, to the extent not pre-empted by Federal law.
b.Separate Accounts. Unless otherwise specified by a particular provision, the term “separate account” does not require a separate fund, only a notational entry in a recordkeeping system.
9.4    GENDER AND NUMBER
a.Masculine and feminine. Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply.
b.Singular and plural. Whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.5    LEGAL ACTION
In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.
9.6    PROHIBITION AGAINST DIVERSION OF FUNDS
a.General rule. Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries.
b.Mistake of fact. In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to ERISA Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.
c.Contribution conditioned on deductibility. Except as otherwise provided by a particular Plan provision, any contribution made by the Employer to the Plan is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.
9.7    RECEIPT AND RELEASE FOR PAYMENTS
Any payment to any Participant, the Participant’s legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer.
9.8    ACTION BY THE EMPLOYER
Any action by the Employer under this Plan may be by the Board of Directors of Brown-Forman Corporation, or by the Brown-Forman Corporation Employee Benefits Committee, or any other committee, person or persons, all as duly authorized by such Board to take such action.
9.9    NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY
The named Fiduciaries of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as arc specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 3.1; shall have the authority to appoint and remove the Trustee and the Administrator; and, unless otherwise delegated to the Employee Benefits Committee, shall have the authority to formulate the Plan’s funding policy and method and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article V of the Plan, as the same may be allocated or delegated thereunder. The Administrator shall act as the named Fiduciary responsible for communicating with the Participant according to the Participant Direction Procedures. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article V or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required tinder the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.
9.10    HEADINGS
The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.
9.11    APPROVAL BY INTERNAL REVENUE SERVICE
Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner’s delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code §§401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be voidable into and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year after the date the initial qualification is denied, and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.
9.12    ELECTRONIC MEDIA
The Administrator may use telephonic or electronic media to satisfy any notice requirements required by this Plan, to the extent permissible under regulations (or other generally applicable guidance). In addition, a Participant’s consent to an immediate distribution may be provided through telephonic or electronic means, to the extent permissible under regulations (or other generally applicable guidance). The Administrator also may use telephonic or electronic media to conduct plan transactions such as enrolling Participants, making (and changing) deferral elections, electing (and changing) investment allocations, applying for Plan loans, and other transactions, to the extent permissible under regulations (or other generally applicable guidance).

9.13    PLAN CORRECTION
The Administrator in conjunction with the Employer may undertake such correction of Plan errors as the Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code §401(a) or to correct a fiduciary breach under ERISA. Without limiting the Administrator’s authority under the prior sentence, the Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the IRS Employee Plans Compliance Resolution System (“EPCRS”) or any successor program to EPCRS. The Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate Fiduciary or Plan official in undertaking correction of a fiduciary breach, including correction under the DOL Voluntary Fiduciary Correction Program (“VFC”) or any successor program to VFC.
9.14    UNIFORMITY
All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.
ARTICLE X
PARTICIPATING EMPLOYERS

10.1    ADOPTION BY OTHER EMPLOYERS
Notwithstanding anything herein to the contrary, with the consent of the Employer, any Affiliated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer and Brown-Forman Corporation.
The aforementioned document may contain such specific changes and variation in Plan terms and provisions applicable to such Participating Employer and its Employees as may be acceptable to the Administrator. However, the sole, exclusive right of termination of, or of any other amendment to, the Plan, of whatever kind or extent is reserved by Brown-Forman Corporation. The aforementioned document becomes, as to such Participating Employer and its Employees, a part of this Plan as then amended or thereafter amended. It is not necessary for the Participating Employer to sign or execute the original or then-amended Plan document. The coverage date for any such Participating Employer is the date stated in the aforementioned document. From and after the effective date of coverage, the Participating Employer shall assume all the rights, obligations, and liabilities of an Employer under the Plan. The administrative powers of and control by Brown-Forman Corporation, as provided in the Plan, including the sole right to terminate or amend, and to appoint and remove the Administrator, are not diminished by reason of the participation of any Participating Employer in the Plan.
10.2    REQUIREMENTS OF PARTICIPATING EMPLOYERS
a.Same Trustee for all. Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.
b.Holding and investing assets. The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

10.3    DESIGNATION OF AGENT
Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word “Employer” shall be deemed to include each Participating Employer as related to its adoption of the Plan.
10.4    EMPLOYEE TRANSFERS
In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.
10.5    PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES
Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan.
10.6    DELEGATED AUTHORITY TO AMEND
Any Participating Employer that is an Affiliated Employer hereby authorizes the Employer to make amendments on its behalf; unless otherwise agreed among all affected parties.
10.7    DISCONTINUANCE OF PARTICIPATION
Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time after giving 90 days advance notice to the Board of Directors of Brown-Forman Corporation, or its designee, provided the Board of Directors, or its designee, consents to such withdrawal. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Employer shall have the right to discontinue or revoke the participation in the Plan of any Participating Employer by providing 90 days notice to such Participating Employer.
10.8    ADMINISTRATOR'S AUTHORITY
The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.
[Signature page follows]

IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by its duly authorized officer this 27th day of January 2016, effective as set forth herein.
BROWN-FORMAN CORPORATION
By:      /s/ Cheryl A. Beckman
OFFICER

FIRST AMENDMENT
TO THE 2016 RESTATED
BROWN-FORMAN CORPORATION SAVINGS PLAN

This is an amendment to the Brown-Forman Corporation Savings Plan as most recently amended and restated by Brown-Forman Corporation effective January 1, 2016 (the “Plan”).
Recitals
A.    The Plan provides in Article VII that the Plan may be amended by the Employer at any time.
B.    The Employer wishes to encourage enrollment and increased deferrals by Participants, and, to that end, wishes to amend the auto-enrollment terms and add an auto-escalation feature to the Plan.
Amendments
IT IS THEREFORE AGREED:
1.    Section 3.2(a)(3) of the Plan is hereby amended to initiate a deemed deferral election for Participants as of January 1, 2017 who are then deferring 0% of Compensation and were also at 0% deferral as of January 1, 2016 (other than those not deferring as a result of a hardship withdrawal suspension per Section 6.11), such that that Section of the Plan shall read in its entirety after that date as follows:
(3)    Automatic deferral election procedures. Effective January 1, 2017, any current Participant who is then deferring 0% and who was also deferring 0% on January 1, 2016 (other than as a result of a hardship suspension required by Section 6.11) and any Participant hired or rehired on or after that date, who, in either case, fails to complete a salary deferral election either affirmatively indicating his desire not to make such deferrals or the percentage of Compensation to be deferred within a reasonable time after notice of this deemed election, will be deemed to have made a pre-tax deferral election equal to 5% of Compensation per payroll period. In the case of current Participants, this deemed election shall be effective for the first pay date after January 1, 2017. In the case of Participant hired or rehired on or after that date, the deemed election shall be effective beginning on or about the first pay date that falls 30 days after hire. Notwithstanding the foregoing, for those employees who became Participants of this Plan upon the merger of the Brown-Forman Winery Operations Savings Plan into this Plan and who had a 3% automatic deferral election in place, such 3% automatic deferral election shall remain in place in this Plan until affirmatively changed by the said Participant or escalated in accordance with Section 3.2(a)(4) below.
The amount that is deferred by a Participant shall be subject to the limitations of this Section, shall be an Elective Deferral, and shall be held for such Participant in the Elective Deferral Account.
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2.    A new Section 3.2(a)(4) of the Plan is hereby added effective August 1, 2017, so that it shall read in its entirety as follows:
(4)    Automatic escalation of deferral elections. Effective August 1, 2017, and on each August 1 in Plan Years thereafter, Participants will have their then-deferral election increased by an additional 1% of Compensation with the additional deferral being on a pre-tax basis), up to a cap of 10% of Compensation in total being deferred. Such automatic escalation shall apply to all Participants who last made (or defaulted to) a deferral election more than 6 months prior to the August 1 escalation date, unless the Participant has affirmatively opted into or out of the Plan’s automatic increase program on or before a scheduled escalation date.
3.    In all other respects, the Brown-Forman Corporation Savings Plan as initially adopted and subsequently amended shall remain in full force and effect.
IN WITNESS WHEREOF, the Employer has caused this First Amendment to the 2016 amended and restated Brown-Forman Corporation Savings Plan to be executed by its duly authorized officer this 28 day of October, 2016, effective as set forth herein.
BROWN-FORMAN CORPORATION
By:      /s/ Cheryl A. Beckman
OFFICER

2

SECOND AMENDMENT
TO THE 2016 RESTATED
BROWN-FORMAN CORPORATION SAVINGS PLAN

This is an amendment to the Brown-Forman Corporation Savings Plan as most recently amended and restated by Brown-Forman Corporation effective January 1, 2016 (the “Plan”).
Recitals
A.    The Plan provides in Article VII that the Plan may be amended by the Employer at any time.
B.    The Employer wishes to give additional administrative flexibility as to the date each year in the month of August that deferral percentages automatically escalate, since weekends and pay period dates will vary each year.
Amendment
IT IS THEREFORE AGREED:
1.    Section 3.2(a)(4) of the Plan is hereby amended effective August 1, 2018, so that it shall read in its entirety as follows:
(4)    Automatic escalation of deferral elections. Effective August 1, 2017, and in each August in Plan Years thereafter (at pay dates within the month that may vary based on the pay calendar applicable to a Participant in each year), Participants will have their then-deferral election increased by an additional 1% of Compensation with the additional deferral being on a pre-tax basis), up to a cap of 10% of Compensation in total being deferred. Such automatic escalation shall apply to all Participants who last made (or defaulted to) a deferral election more than 6 months prior to August 1st, unless the Participant has affirmatively opted into or out of the Plan’s automatic increase program on or before a scheduled escalation date.
3.    In all other respects, the Brown-Forman Corporation Savings Plan as initially adopted and subsequently amended shall remain in full force and effect.
IN WITNESS WHEREOF, the Employer has caused this Second Amendment to the 2016 amended and restated Brown-Forman Corporation Savings Plan to be executed by its duly authorized officer this 18 day of July, 2018, effective as set forth herein.
BROWN-FORMAN CORPORATION
By:      /s/ Cheryl A. Beckman
OFFICER

1

THIRD AMENDMENT
TO THE 2016 RESTATED
BROWN-FORMAN CORPORATION SAVINGS PLAN

This is an amendment to the Brown-Forman Corporation Savings Plan as most recently amended and restated by Brown-Forman Corporation effective January 1, 2016 (the “Plan”).
Recitals
A.    The Plan provides in Article VII that the Plan may be amended by the Employer at any time.
B.    The Employer wishes to amend the Plan to comply with new Internal Revenue Service Regulations regarding hardship withdrawals.
Amendments
1.    Section 3.2(e) of the Plan is hereby amended effective January 1, 2020 so that it shall read in its entirety as follows:
(e)    Suspension due to hardship. Elective Deferrals will not be suspended for a Participant who takes a hardship withdrawal on or after January 1, 2020. In addition, any Participant who received a hardship distribution in the six months before January 1, 2020, the suspension on making Elective Deferrals shall cease no later than January 1, 2020, such that the Participant may, at any time thereafter make a new election to defer.
2.    Section 6.11 of the Plan is hereby amended effective January 1, 2020, so that it shall read in its entirety as follows:
6.11    IN-SERVICE WITHDRAWALS FOR HARDSHIP
(a)    The Administrator, at the election of a Participant currently employed as an Employee, shall direct the Trustee to distribute to any such Participant from the vested portion of the Participant’s Account the amount necessary to satisfy the immediate and heavy financial need of the Participant, subject to the limitations of this Section, Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution. Any withdrawal made pursuant to this Section shall be deemed to be on account of an immediate and heavy financial need of the Participant if the withdrawal is for:
(1)    Expenses for (or necessary to obtain) medical care (for the Participant or the spouse or dependent of the Participant) that would be deductible by the Participant under Code §213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
(2)    Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
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(3)    Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code §152, and without regard to Code §152(d)(1)(B));
(4)    Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (as defined in Code §152, and without regard to Code §§152(b)(1), (b)(2), and (d)(1)(B));
(5)    Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;
(6)    Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income, and, for all periods after January 1, 2018, without regard to whether the casualty was in a federally declared disaster area); or
(7)    Beginning on January 1, 2018, for Disaster Losses. Disaster Losses are expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub. L. 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster,
(b)    No distribution shall be made pursuant to this Section unless the Administrator determines that all of the following conditions are satisfied:
(1)    The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;
(2)    The Participant has obtained all available distributions permitted by the Plan and all other plans of the Employer, including all currently available ESOP dividend distributions and/or age 59½ in-service withdrawals; and
(3)    The Participant certifies (in writing, by an electronic medium as defined in Treas. Reg. §1.401(a)-21(e)(3), or in such other form as authorized in IRS guidance) that he or she has insufficient
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cash or other liquid assets reasonably available to satisfy the need.
(c)    Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code §411(a)(11) and the Regulations thereunder.
(d)    Hardship distributions may be made from only the following accounts:
1.Pre-Tax Deferral Account and/or Roth Elective Deferral Account;
2.Matching Contribution Account;
3.Rollover Account;
4.Nonelective Contribution Account;
5.Transfer Account;
6.Company Stock Account; or
7.ESOP Dividend Account.
3.    In all other respects, the Plan as initially adopted and subsequently amended shall remain in full force and effect.
IN WITNESS WHEREOF, the Employer has caused this Third Amendment to the 2016 amended and restated Brown-Forman Corporation Savings Plan to be executed by its duly authorized officer this 10 day of December, 2019, effective as set forth herein.
BROWN-FORMAN CORPORATION
By:      /s/ Andrew Simon
OFFICER

3

FOURTH AMENDMENT
TO THE 2016 RESTATED
BROWN-FORMAN CORPORATION SAVINGS PLAN

This is an amendment to the Brown-Forman Corporation Savings Plan as most recently amended and restated by Brown-Forman Corporation effective January 1, 2016 (the “Plan”).
Recitals
A.    The Plan provides in Article VII that the Plan may be amended by the Employer at any time.
B.    Congress recently passed the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), which allows certain tax-favored withdrawals from defined contribution plans and changes in Plan loan terms, to assist Participants with the financial disruptions caused by the coronavirus pandemic and its impact on the economy.
C.    The Employer wishes to amend the Plan to allow CARES Act withdrawals and to give the Human Resources department the authority, after it deems sufficient guidance available, to implement certain changes in Plan loan terms as allowed by the CARES Act.
Amendment
NOW, THEREFORE, the Plan is hereby amended, effective April 20, 2020, as follows:
1.    A new Section 6.17 is hereby added to the Plan to read in its entirety as follows:
6.17    CARES ACT DISTRIBUTIONS
An Participant still employed by the Employer may take one or more distributions not to exceed $100,000 (when aggregated with any such distributions under any other defined contribution plan of the Employer) from such Participant’s vested Accounts hereunder on or after April 20, 2020 and before December 31, 2020 (or such later date that the CARES Act may be extended to allow), if they certify in writing, telephonically or electronically to the Plan Administrator or its delegated recordkeeper that one of the following circumstances applies to them:
(i) they have been diagnosed with the virus SARS-CoV-2 or with coronavirus disease 2019 (COVID-19) by a test approved by the Centers for Disease Control and Prevention; or
(ii) their spouse or dependent (as defined in section 152 of the Internal Revenue Code of 1986) has been diagnosed with such virus or disease by such a test; or
(iii) they have experienced adverse financial consequences as a result of being quarantined, being furloughed or laid off or having work hours reduced due to such virus or disease, being unable to work due to lack of child care due to such virus or disease, closing or reducing hours of a business owned or operated
1

by the individual due to such virus or disease, or other factors as determined by the Secretary of the Treasury (or the Secretary’s delegate).
Any such distribution shall be taxed in accordance with the terms of the CARES Act (such that no early distribution tax under Code Section 72 shall apply thereto and the income related to which may be taken into account over a three tax year period), shall not be an eligible rollover distribution as described in Section 6.14(b) that may be paid as a direct rollover, but shall be subject to Federal income tax withholding at a rate of 10% or such higher or lower amount as the Participant may elect. Any withdrawal taken pursuant to this Section shall be debited pro rata from all Account sources and investments within the Plan (other than a Participant loan account).
2.    Section 3.14 of the Plan is hereby amended to add a new subsection (g) thereto to read as follows
(g)    Notwithstanding anything in this Section to the contrary, any Participant still employed by the Employer may, in the three-year period following the date of a CARES Act distribution (as described in Section 6.17), pay to this Plan any amount the Participant certifies to the satisfaction of the Administrator was withdrawn from an eligible retirement plan during 2020 in accordance with the conditions for a CARES Act distribution as described in Section 6.17 hereof (without regard to any earnings or losses thereof between the date of distribution and payment to this Plan), and such amount shall be treated as a rollover hereunder except that, if and only to the extent that Internal Revenue Service guidance or regulations under the CARES Act so requires, such amounts may be restricted to distribution from this Plan until after employment has ended, or when and if qualified for an in-service withdrawal pursuant to Sections 6.10 and 6.11 hereof.
3.    Section 4.5(c) of the Plan is hereby amended so that as amended it shall read as follows
(c)    Loan limit. Loans made pursuant to this Section (when added to the outstanding balance of all other loans) made by a plan maintained by the Employer, shall be limited to the lesser of (i) $50,000 reduced by the amount of principal repaid on any prior loan within the 12-month period ending on the date a loan is made; or (ii) one-half of the Participant’s Vested Account balance. The minimum loan will be for $1,000. Loans shall provide for level amortization over a period not to exceed five years, with the frequency of payments to be determined as set forth in the Loan Program. Notwithstanding the limits in the preceding sentence, for the 180-day period after March 27, 2020 (or until such later date as further changes in law may allow), if the Loan Policy for the Plan so allows, loans made to Participants who meet the criteria set forth in Section 6.17 for a CARES Act withdrawal, may be made for up to 100% of the Participant’s vested Plan Account, or, if less, $100,000 (reduced by the amount of any loan outstanding in the prior 12 months). Further,
2

if and to the extent the Plan’s loan policy is so amended after sufficient guidance is issued under the CARES Act, loan payments due between March 27, 2020 and December 31, 2020 (or such later date as guidance may allow), if not timely made, can be re-amortized beginning in 2021 (or such later date as guidance may allow) to account for accrued interest during such suspension and to add the period of suspension to the loan’s term (even if that takes the loan to a total term beyond the five year maximum otherwise allowed).
4.    In all other respects, the Plan as initially adopted and subsequently amended shall remain in full force and effect.
IN WITNESS WHEREOF, the Employer has caused this Fourth Amendment to the 2016 amended and restated Brawn-Forman Corporation Savings Plan to be executed by its duly authorized officer this 17 day of April, 2020, effective as set forth herein.
BROWN-FORMAN CORPORATION
By:      /s/ Mike Dunleavy
OFFICER

3

FIFTH AMENDMENT
TO THE 2016 RESTATED
BROWN-FORMAN CORPORATION SAVINGS PLAN

This is an amendment to the Brown-Forman Corporation Savings Plan as most recently amended and restated by Brown-Forman Corporation effective January 1, 2016 (the “Plan”).
Recitals
A.    The Plan provides in Article VII that the Plan may be amended by the Employer at any time.
B.    In connection with a change in service providers, the Employer wishes to amend the Plan in various respects to better align with the new service platform.
Amendment
NOW, THEREFORE, the Plan is hereby amended, effective August 1, 2020, as follows:
1.    Section 3.2(a)(3) of the Plan is hereby amended to delay the date of auto-enrollment for persons hired close in time to when this Plan’s vendor will be changing, in order to facilitate an orderly transition of Plan data to the new vendor, such that that Section of the Plan shall read in its entirety as follows:
(3)    Automatic deferral election procedures. A pre-tax deferral election equal to 5% of Compensation per pay date shall apply hereunder to any Participant hired or rehired on or after January 1, 2017 who fails to complete a salary deferral election either affirmatively indicating his desire not to make deferrals or indicating the percentage of Compensation to be deferred within a reasonable time after notice of that a deemed election will otherwise apply. The deemed election shall be effective beginning on or about the first pay date that falls 30 days after hire; provided, however, that, any Participant whose hire date is included on a data file transmitted to the Plan’s recordkeeper for the first time in the period from June 29, 2020 until August 17, 2020, will be able to opt out of this deemed deferral election any time before September 21, 2020 and if they do not do so their deferrals will begin at the default level as soon as practicable following September 21, 2020.
The amount that is deferred by a Participant shall be subject to the limitations of this Section, shall be an Elective Deferral, and shall be held for such Participant in the Elective Deferral Account.
2.    Section 3.2(a)(4) of the Plan is hereby amended, so that as amended it shall read in its entirety as follows:
(4)    Automatic escalation of deferral elections. Effective August 1, 2017, and in each August in Plan Years thereafter (at pay dates within the month that may vary based on the pay calendar applicable to a Participant in each year), Participants will have their then-deferral election increased by an additional 1% of Compensation with the
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additional deferral being on a pre-tax basis), up to a cap of 10% of Compensation in total being deferred. Such automatic escalation shall apply to all Participants who last made (or defaulted to) a deferral election more than 6 months prior to August 1st, unless the Participant has affirmatively opted into or out of the Plan’s automatic increase program on or before a scheduled escalation date. Notwithstanding the prior sentences, in 2020 automatic escalation of deferrals shall occur in October, rather than August and, in all plan years after 2020 shall occur in August only if a Participant does not opt out within a reasonable time following notice of an impending escalation.
3.    Section 6.2(f) is hereby amended to add additional default beneficiaries in the absence of an effective Participant designation, such that, as amended it shall read in its entirety as follows:
(f)    Beneficiary if no beneficiary elected by Participant. In the event no valid designation of Beneficiary exists with respect to all or a portion of the death benefit, or if the Beneficiary of such death benefit is not alive at the time of the Participant’s death and no contingent Beneficiary has been designated, then such death benefit will be paid in the following order of priority to:
(1)    the Participant’s surviving spouse, if known and living; or if there is no known surviving spouse, then
(2)    the Participant’s issue living at his death, per stirpes, or if there is no known surviving spouse and no issue living at the Participant’s death, then
(3)    the Participant’s parent(s) living at Participant’s death, or if no person in categories (1)-(3) above survives the Participant, then
(4)    the Participant’s estate.
If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary’s designated Beneficiary (or there is no designated Beneficiary, to the Beneficiary’s estate). In the case of death of an alternate payee assigned a benefit under this Plan in accordance with Section 6.13 for whom there is no valid beneficiary designated in either the domestic relations order assigning the alternate payee that benefit, or in a separate written beneficiary designation form, the alternate payee’s benefit shall be paid to the alternate payee’s estate.
4.    Section 6.5(a) is hereby amended to allow Participants to take partial withdrawals such that, as amended it shall read in its entirety as follows:

6.5    DISTRIBUTION OF BENEFITS
(a)    The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant the amount (if any) to which the
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Participant has become entitled under the Plan in one or more of the following methods:
(1)    One lump-sum payment in cash, or to the extent of a Participant’s Company Stock Account in the ESOP component of the Plan, in cash or in Company Stock, at the election of the Participant.
(2)    A partial withdrawal in an amount elected by the Participant that is no less than the lesser of $1,000 or the Total Vested Benefit.
(3)    Payments to the Participant over a period certain in cash installments. The period over which such payment is to be made shall not extend beyond the Participant’s life expectancy (or the joint life expectancy of the Participant and the Participant’s designated Beneficiary).
The Administrator shall direct the Trustee to distribute payments due a Beneficiary after death of a Participant as provided in Section 6.6, no later than the time required by Section 6.8.
5.    Section 6.5(c) of the Plan is hereby amended so that as amended it shall read as follows, such that small accounts of less than $1,000 will be rolled over automatically if no affirmative payment election is timely made by the Participant:
(c)    The Administrator shall make a distribution to a Participant who has a Total Vested Benefit which does not exceed $5,000 without the need for consent of the Participant. If such a mandatory distribution is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant’s consent, and the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall direct that the distribution be made in a direct rollover to an Individual Retirement Account described in Code §408(a) or an Individual Retirement Annuity described in Code §408(b), as designated by the Administrator.
6.    Section 6.8 of the Plan (required minimum distributions) is hereby amended to reflect the CARES Act 2020 RMD waiver and change the required beginning date to age 72, by adding the following subsection (h) to that section to read as follows:

(h)    Effective January 1, 2020, in each instance that the phrase “age 70½” appears in this Section 6.8, such phrase shall be replaced with “age 72 (unless attained age 70½ before 2020, in which case age 70½ shall apply).” Also, notwithstanding any provision of Section 6.8 to the contrary, a Participant or Beneficiary due a required minimum distribution after April 1 in calendar year 2020 (or paid in 2021 for the 2020 calendar year for a Participant with a required beginning date of
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April 1, 2021) but for the enactment of Code Section 401(a)(9)(I) (“2020 RMDs”), and who would have satisfied that requirement by receiving distributions that are either (1) equal to the 2020 RMDs, or (2) one or more payments (that include the 2020 RMDs) in a series of substantially equal periodic payments made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2020 RMDs”), will not receive this distribution unless the Participant or Beneficiary affirmatively elects to receive the distribution after being given an opportunity to do so. Also, for purposes of the direct rollover rules of Section 6.13, a payment of a 2020 RMD or Extended 2020 RMD will be treated as eligible for direct rollover, unless part of a series of payments over a period of more than 10 years, or the Participant or Beneficiary specifically requests it be processed (and tax withholding determined) as an RMD not eligible for rollover.
7.    Sections 5.10 and 5.11 of the Plan are hereby amended to read in their entirety as follows to reflect Department of Labor regulations regarding processing of disability claims and to clarify that disagreement with a QDRO determination made by any service provider to the Plan will also be processed as a claim hereunder:
5.10    CLAIMS PROCEDURE
Claims for benefits under the Plan, or any disagreement with the determination of a non-fiduciary service provider to the Plan (including but not limited to a determination regarding a domestic relations order attempting to assign benefits hereunder) shall be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed (45 days in the case of a claim for vesting upon Disability), or such shorter period as is required by applicable law or Department of Labor regulation. If special circumstances require an extension of time for reviewing the claim, the claim determination period may not be extended by no more than an additional 90 days or, in the case of a vesting claim based on Disability, two extensions of up to 30 days. If the review period is extended, written notice of the extension will be furnished to the claimant before the end of the first time period, stating the reasons for the delay and the extension date. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure. If you request a review of the denial of your claim and your claim is again denied, you may bring a civil action under ERISA. In the case of a decision regarding whether you are entitled to vesting on account of disability, the claim decision will also include:
(a)    a discussion of the decision, including an explanation of the basis for disagreeing with or not following (i) the views of the health care professionals and vocational professionals treating or evaluating the claimant;(ii) the views of the Plan’s medical or vocational experts in
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connection with the claim, without regard to whether the advice was relied on in making the benefit determination; or (iii) any disability determination made by the Social Security Administration;
(b)    if an adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;
(c)    the specific internal rules, guidelines, protocols, standards or other similar criteria the Plan relied on in making the adverse determination or, alternatively, a statement that specific internal rules, guidelines, protocols, standards or other similar criteria do not exist;
(d)    a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant (see below) to the claimant’s claim for benefits; and
(e)    a statement prominently displayed in any applicable non-English language clearly indicating how to access the Plan’s language services.
5.11    CLAIMS REVIEW PROCEDURE
Any Employee, Former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 5.10 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a review. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed and any evidence in support of the claim, shall be filed with the Administrator no later than 60 days (180 days for a claim for vesting upon Disability) after receipt of the written notification provided for in Section 5.10. The Administrator shall then conduct a review within the next 60 days. The claimant or the claimant’s representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. A final decision as to the allowance of the claim shall be made by the Administrator promptly, but not ordinarily later than 60 days (45 days for a disability claim) after the Administrator’s receipt of a request for review. If special circumstances (including the need to hold a hearing) require an extension of time for processing, the decision will be rendered as soon as possible, but not later than 120 days (105 days for a claim for vesting upon Disability) after receipt of the request for review. If an extension is required because of special circumstances, written notice of the extension will be furnished to the claimant prior to the commencement of the extension. Such communication shall be written in a manner calculated to be understood by the claimant, shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based, and include the additional information set forth in Section 5.10 if the claim is involves vesting due to Disability. Notwithstanding the preceding, to the extent any of the time periods specified in this Section are amended by law or Department of Labor regulation, then the time frames specified herein shall automatically be changed in accordance with such law or regulation.
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If the Administrator, pursuant to this claims review procedure, makes a final written determination denying a Participant’s or Beneficiary’s benefit claim, then in order to preserve the claim, the Participant or Beneficiary must file an action in a court in Jefferson County, Kentucky with respect to the denied claim not later than one hundred eighty (180) days following the date of the Administrator’s final determination.
8.    Section 6.12 of the Plan is amended to remove the two year participation condition on in-service withdrawals after age 59½ so that, as amended, that Section shall read in its entirety as follows:
6.12    OTHER IN-SERVICE WITHDRAWALS
At such time as a Participant shall have attained age 59½, the Administrator, at the election of the Participant who has not severed employment with the Employer, shall direct the Trustee to distribute all of a portion of the amount the credited to the accounts specified below maintained on behalf of the Participant. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other eligible Employee. Any distribution made pursuant to this Section shall be made in the manner consistent with Section 6.5, including but not limited to all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. The following provision(s) also apply:
(a)    no such distribution shall be made from an Account until such Account has become fully Vested.

(b)    no such distribution shall be made unless the Participant has attained age 59½.
(c)    if otherwise eligible, pre-retirement distributions may be made from all Plan Accounts, i.e., Elective Deferral Account, Matching Contribution Account, Nonelective (Profit Sharing) Contribution Account, Company Stock Account, ESOP Dividend Account, Rollover Account, and any Transfer Account.
9.    In all other respects, the Plan as initially adopted and subsequently amended shall remain in full force and effect.
IN WITNESS WHEREOF, the Employer has caused this Fifth Amendment to the 2016 amended and restated Brown-Forman Corporation Savings Plan to be executed by its duly authorized officer this 7 day of July, 2020, effective as set forth herein.
BROWN-FORMAN CORPORATION
By:      /s/ Mike Dunleavy
OFFICER
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